LEASE

BETWEEN

SUN LIFE ASSURANCE COMPANY OF CANADA

(LANDLORD)

- AND -

AMS HOMECARE INC.

(TENANT)

TABLE OF CONTENTS

[1366 Cliveden Avenue, Delta, British Columbia]

M: 24062 Documents AMS Homecare Inc. - April 1, 2003.doc
Precedent Date: 05/01
March 25, 2003 2:49 PM

THIS LEASE made as of the 14 day of March, 2003.

BETWEEN:

SUN LIFE ASSURANCE COMPANY OF CANADA

(the "Landlord")
OF THE FIRST PART

- and -

AMS HOMECARE INC.

(the "Tenant")
OF THE SECOND PART

EVIDENCES THAT, in consideration of the rents reserved and the covenants and agreements contained below, the Landlord and the Tenant agree as follows:

ARTICLE 1
INTERPRETATION

1.01 Some Basic Lease Provisions

The following are some basic Lease provisions that form part of, and are referred to in other provisions of, this Lease:

(1) The Term of this Lease is Five (5) years, computed from the Commencement Date and, unless extended pursuant to the terms of this Lease or by agreement between the parties, ends on March 31, 2008.

(2) The Premises referred to in section 2.01 are those parts of the Building designated for identification purposes by cross-hatching on the floor plan or floor plans attached as Schedule C.

(3) The municipal address of the Building is 1360 Cliveden Avenue, Delta, British Columbia.

(4) The Rentable Area of the Premises is estimated to be about Ten Thousand Nine Hundred Eighteen (10,918) square feet.

(5) The Commencement Date of this Lease is April 1, 2003.

(6) Subject to section 3.02, the Basic Rent referred to in section 3.02 is as follows:

(a) from and after the Commencement Date until March 31, 2005 the sum of Seventy One Thousand Five Hundred Twelve dollars and Ninety cents ($71,512.90) per year, payable in equal consecutive monthly instalments of Five Thousand Nine Hundred Fifty Nine dollars and Forty-One cents ($5,959.41) each in advance on the first day of each calendar month, based on an annual rate of Six dollars and Fifty Five cents ($6.55) per square foot of Rentable Area of the Premises, the first such instalment to be paid on the Commencement Date; and

(b) from April 1, 2005 until March 31, 2008, the sum of Seventy Four Thousand Seven Hundred Eighty Eight dollars and Thirty cents ($74,788.30) per year, payable in equal consecutive monthly instalments of Six Thousand Two Hundred Thirty Two dollars and Thirty Six cents ($6,232.36) each in advance on the first day of each calendar month, based on an annual rate of Six dollars and Eighty Five cents ($6.85) per square foot of Rentable Area of the Premises, the first such instalment to be paid on April 1, 2005.

~~(7) The name of the Indemnifier, referred to in Schedule A, is:~~

±

~~The Indemnifier's address is:~~

±

(8) The Permitted Use is storage and distribution of computer supplies and durable medical equipment.

(9) The Project has the name Cliveden Centre 2.

1.02 Schedules

The schedules of this Lease are a part of it and consist of:

Schedule A - Definitions

Schedule B - Legal Description of Building Lands (and Project Lands, if applicable)
Schedule C - Floor plan(s) of the Premises
Schedule D - Rules and Regulations
Schedule E - Landlord's Work and Tenant's Work
Schedule F - Environmental Matters

1.03 Defined Terms

In this Lease, capitalized terms shall have the meanings given to them in Schedule A.

1.04 Net Lease

Except as expressly set out in this Lease,

(a) this Lease is intended to be an absolutely net lease for the Landlord;

(b) the Landlord is not responsible for any costs, charges, expenses or outlays of any kind arising from or relating to the Project (including the Premises), or to their use, occupancy or contents or to the businesses carried out in the Project; and

(c) the Tenant will pay all costs, charges, expenses and impositions of every kind arising from or relating to the Premises and to their use, occupancy and contents, and, as provided in this Lease, its share of all costs, charges, expenses and impositions of every kind arising from or relating to the Project.

1.05 Obligations as Covenants

Each obligation or agreement of the Landlord or of the Tenant expressed in this Lease, even though not expressed as a covenant, is for all purposes considered to be a covenant.

1.06 Entire Agreement

There are no covenants, promises, agreements, conditions, understandings, warranties or representations, either oral or written, between the Landlord and the Tenant concerning the Premises or the Project unless set out in this Lease, including any attached riders and appendices, signed or initialled by both parties, except for provisions contained in an agreement to lease executed by the Landlord and the Tenant that are expressly stated to continue in effect after the execution and delivery of this Lease. Except as otherwise provided in this Lease, no subsequent alteration, amendment, change or addition to this Lease will be binding upon the Landlord or the Tenant unless in writing and signed by both the Landlord and the Tenant.

1.07 Partial Invalidity

If a provision of this Lease or its application to a person or circumstance is to any extent invalid, illegal or unenforceable, the remainder of this Lease, or the application of the provision to persons or circumstances other than those as to which it is invalid or unenforceable, will not be affected thereby, and each provision of this Lease may be enforced to the full extent permitted by law. Neither party is obliged to enforce any term, covenant or condition of this Lease against any person if, or to the extent by so doing, that party is caused to be in breach of any law, rule, regulation or enactment from time to time in force.

1.08 Table of Contents, Headings, Numbering and Underlining

The table of contents, article and section headings, article and section numbers and underlining, shading, bolding or other similar markings are inserted for convenience only. They do not define, limit or describe the scope or intent of the various articles and sections of this Lease nor do they modify the express provisions of this Lease, and they are not to be considered when interpreting this Lease.

1.09 Divisions of this Lease

All references in this Lease to schedules, articles, sections and other subdivisions refer to those in this Lease unless otherwise indicated. Where referring in one section to a subdivision of another section, the reference, for the sake of brevity, begins with a designation of the other section followed consecutively by designations of subdivisions to and including the subdivision to which reference is being made. For example, where referring to clause (c) of paragraph (1) of section 5.02, the reference would be "section 5.02(1)(c)".

1.10 Number and Gender

All words denoting number and gender will be construed so as to denote the number and gender required by the context.

1.11 Where Tenant is a Partnership

If the Tenant is a partnership each person who is currently a member of the partnership and each person who becomes a member of the partnership or of any successor partnership will be and continue to be liable jointly and severally for the full and complete performance of, and will be and continue to be subject to, the terms, covenants and conditions of this Lease, whether or not that person ceases to be a member of the partnership or successor partnership.

1.12 Governing Law

This Lease will be interpreted and enforced according to the law of the province in which the Lands are situate.

1.13 Successors and Assigns

All rights granted to, and liabilities imposed upon, the parties in this Lease benefit and bind the successors and assigns of the Landlord and, subject to the qualification in the next sentence, the heirs, executors, administrators, successors and assigns of the Tenant, as the case may be. No rights will benefit an heir, executor, administrator, successor or assign of the Tenant unless the Transfer to such person has received the Landlord's written consent as provided in Article 13. If the Tenant consists of more than one (1) individual, corporation, firm, person or entity, they are bound jointly and severally by the terms, covenants and conditions in this Lease.

1.14 Time of the Essence

Time is of the essence of this Lease and every part of it.

1.15 Generally Accepted Accounting Principles

The phrase "generally accepted accounting principles", when used in this Lease means accounting principles generally accepted in the province in which the Lands are situate at the time the proper accounting treatment for the relevant cost or allocation is to be determined.

ARTICLE 2
DEMISE AND TERM

2.01 Lease of Premises

In consideration of the rents reserved and the covenants, conditions and agreements contained in this Lease on the part of the Tenant to be paid, performed, complied with and observed, the Landlord demises and lets to the Tenant, and the Tenant takes on lease from the Landlord for the Term identified in section 1.01(1) the Premises identified in section 1.01(2) located in the Building which bears the municipal address identified in section 1.01(3).

To have and to hold the Premises unto the Tenant for and during the Term, unless sooner terminated as provided in this Lease, subject to the covenants, conditions, agreements and restrictions contained in this Lease.

2.02 Area of the Premises

The estimated Rentable Area of the Premises, based on dimensions taken from the floor plan(s), is identified in section 1.01(4). The Landlord will measure the floor area of the Premises and calculate the actual Rentable Area of the Premises after the Premises are ready for occupancy and it will notify the Tenant of the results of its measurement of the Rentable Area of the Premises. The Landlord may recalculate the Rentable Area of the Premises whenever required because of a rearrangement or partitioning of floor space or other changed condition of the Building or the Project and if it does so, will notify the Tenant of the Rentable Area as recalculated. The Tenant may not advance a claim based on an error in the Landlord's calculation or measurement of Rentable Area of the Premises later than one (1) year after the Landlord has notified the Tenant of its calculations or recalculations, as the case may be. In the case of any dispute over the calculation or measurement of the Rentable Area of the Premises or of any other Rentable Area, the Architect's statement will be conclusive and binding on the parties.

2.03 Use of Additional Areas

Subject to sections 5.02 and 5.03 and to the Rules and Regulations, the Landlord grants to the Tenant, its employees, agents, invitees and persons having business with the Tenant, in common with the Landlord, its other tenants, sub-tenants and all others similarly entitled or permitted, a non-exclusive license to use, during the Term, to the extent necessary for the Tenant to carry on its business in the Premises, the Common Areas.

2.04 Term

The Term, identified in section 1.01(1), begins on the Commencement Date identified in section 1.01(5) whether or not all or any part of the Premises are ready for occupancy and, subject to the other provisions of this Lease, this Lease will be in full force and effect. (The first payment of Basic Rent will be due as provided for in section 3.04.) There are no rights to renew or extend this Lease or the Term except by agreement in writing with the Landlord.

2.05 Surrender of the Premises

Before the end of the Term, the Tenant will shampoo any carpets, fill all holes in the wall, repaint all painted surfaces, clean and sanitize any washrooms, clean the windows and clean any electric lighting fixtures. At the end of the Term, the Tenant will peaceably surrender and yield up the Premises to the Landlord in a condition that (subject to the foregoing sentence) is as good a condition, repair and decoration as that in which the Tenant is required to maintain the Premises throughout the Term, and the Tenant will surrender all keys for the Premises to the Landlord at the Landlord's management office for the Project and will inform the Landlord of all combinations of locks, safes and vaults, if any, that will remain in the Premises. The Tenant will, however, remove all its trade fixtures and any Leasehold Improvements

requested by the Landlord as provided in section 8.07 before surrendering the Premises and will immediately repair any damage to the Premises or elsewhere in the Project caused by their installation or removal and, to the extent required by the Landlord, will restore the Premises to the condition they were in before the Tenant or its subtenants, if any, began to make any Leasehold Improvements. The Tenant's obligation to observe and perform this covenant will survive the end of the Term.

2.06 Overholding

If the Tenant remains in possession after the end of the Term with the express consent of the Landlord but without having executed and delivered a new lease or an agreement extending the Term, in form and substance satisfactory to the Landlord, there is no tacit renewal of this Lease or extension of the Term, despite any statutory provisions or legal presumption to the contrary, and a tenancy from year to year will not be implied by law, but the Tenant will be considered to be a monthly tenant only, paying a monthly Basic Rent in advance on the first day of each month equal to twice the amount of the highest monthly instalment of annual Basic Rent payable in the last Lease Year of the Term and paying Additional Rent and otherwise upon and subject to the same covenants, agreements and conditions of this Lease, except as to the length of the tenancy and except for any renewal or extension options. The period of the monthly tenancy will be considered to form part of the Term.

2.07 Relocation of Premises

The Tenant agrees that, despite any other provision of this Lease, the Landlord has the right at any time and from time to time before or during the Term to rearrange the Premises or to change the location of the Premises to comparable space in the Project. If the Landlord exercises its right to rearrange the Premises or change its location, the appropriate modifications will be made to sections 1.01(2) and (4), section 2.02 will apply and, if appropriate, the Basic Rent identified in section 1.01(6) will be adjusted. The Landlord's exercise of its rights under this section does not constitute a re-entry or a breach of the Landlord's covenant for quiet enjoyment contained in this Lease or implied by law. If the Landlord exercises its right to rearrange the Premises or to change the location of the Premises after the date on which the Landlord notifies the Tenant that the Premises are ready for installation of Leasehold Improvements, the Landlord will reimburse the Tenant for the costs it reasonably incurs because of the rearrangement or relocation of the Premises.

ARTICLE 3
RENT AND OPERATING COSTS

3.01 Covenant to Pay

The Tenant will pay to the Landlord at its office in the Project (or to such other person or at such other place as the Landlord may from time to time designate in writing) Basic Rent and Additional Rent promptly when due, all such sums payable in lawful money of Canada without any deduction, abatement, set-off or compensation.

3.02 Basic Rent

The Tenant will pay to the Landlord, without any prior demand therefor, as Basic Rent, the amounts identified in section 1.01(6) in the manner set out in section 1.01(6). When the actual Rentable Area of the Premises has been calculated or recalculated by the Landlord pursuant to section 2.02, the Basic Rent identified in section 1.01(6) will, if necessary, be adjusted. Basic Rent is considered to accrue from day to day, and where it becomes necessary to calculate Basic Rent for an irregular period of less than twelve (12) calendar months or an instalment of Basic Rent for a period of less than one (1) calendar month, an appropriate apportionment and adjustment will be made. If Basic Rent begins to accrue pursuant to section 3.04 on any day other than the first day of a calendar month, the Tenant will pay in advance on that day a portion of the Basic Rent prorated on a daily basis from that day to the end of the month in which that day occurs based upon a period of three hundred and sixty five (365) days.

3.03 Tenant to Pay Proportionate Share of Operating Costs

(1) The Tenant will pay to the Landlord throughout the Term in the manner described below, in addition to the Basic Rent specified in section 3.02, as Additional Rent, the Tenant's Proportionate Share of Operating Costs.

(2) Before the beginning of each Lease Year or as soon as possible thereafter, the Landlord will estimate Operating Costs for that Lease Year on a reasonable basis and will notify the Tenant of its Proportionate Share of estimated Operating Costs. The Tenant will pay to the Landlord without any prior demand therefor, as Additional Rent, its Proportionate Share of estimated Operating Costs in equal monthly instalments in advance on the first day of each month during the Lease Year. From time to time during a Lease Year the Landlord, acting reasonably, may re-estimate Operating Costs for that Lease Year and may notify the Tenant of the re-estimated amount and of the Tenant's Proportionate Share of the re-estimated amount and may adjust monthly instalments for the remainder of the Lease Year so that, after crediting the Tenant for instalments paid based on the previous estimate or estimates, the Tenant's Proportionate Share of Operating Costs will be paid in full during the Lease Year. When all information necessary to calculate actual Operating Costs becomes available after the end of each Lease Year, the Landlord will provide the Tenant with a statement of actual Operating Costs and will recalculate, and advise the Tenant of, the Tenant's Proportionate Share of Operating Costs for the Lease Year. Any readjustment required by the recalculation will be made without interest in the following manner. If the Tenant has paid more than its Proportionate Share of actual Operating Costs, the Landlord will refund the overpayment to the Tenant or, at the Landlord's option, will credit the overpayment to the Tenant's account in respect of the Tenant's

Proportionate Share of Operating Costs for the then current Lease Year or in respect of any other amounts owing or becoming due to the Landlord by the Tenant. If the Tenant has paid less than its Proportionate Share of actual Operating Costs, the Tenant will pay the difference to the Landlord, as Additional Rent, within thirty (30) days after receipt of an invoice from the Landlord setting out reasonable particulars of the charges. If the Tenant's Proportionate Share of Operating Costs for any Lease Year has not been finally determined before the end of the Term, the parties will make any necessary readjustment in the payment of the Tenant's Proportionate Share immediately after the actual Operating Costs for that Lease Year have been determined, and this obligation will survive the end of the Term.

(3) Neither party may claim a readjustment of a Proportionate Share of Operating Costs based upon an error of estimation, determination or calculation of the Proportionate Share or of Operating Costs unless claimed in writing before one (1) year after the end of the Lease Year to which the claim relates. In the case of any dispute over the estimation, determination or calculation of the Proportionate Share or of Operating Costs, a report from the Accountant in connection with such claim will be conclusive and binding on the parties. Despite the foregoing provisions of this paragraph, to the extent that any such claim is based on a dispute over the calculation or measurement of Rentable Area, the provisions contained in the last two sentences of section 2.02 will govern.

(4) Operating Costs for a Lease Year containing fewer than three hundred and sixty five (365) days will be subject to a per diem pro rata reduction based on a period of three hundred and sixty five (365) days.

3.04 When Rent First Accrues

The Tenant will pay Rent as and from the Commencement Date. If the Tenant begins to use all or part of the Premises for the conduct of its business before the Commencement Date, the Tenant will pay to the Landlord, within thirty (30) days after receipt of an invoice from the Landlord setting out reasonable particulars of the charges, an occupation rent for the Premises for the period from and after the date the Tenant begins to use all or part of the Premises for the conduct of its business until the Commencement Date at a rate per day equal to one-three hundred and sixty fifth (1/365th) of the Basic Rent payable during the first full calendar year of the Term, pro-rated each day in the proportion that the Rentable Area of the part of the Premises that the Tenant is using for the conduct of its business bears to the Rentable Area of the Premises.

3.05 Additional Rent Treated as Rent

All Additional Rent is considered to be Rent and payable and recoverable as Rent, but in the manner provided in this Lease, and the Landlord has all the rights against the Tenant for default in payment of Additional Rent that it has against the Tenant for default in payment of Basic Rent.

3.06 Interest on Amounts in Default

If the Tenant fails to pay when due any amount of Rent, the unpaid amount will bear interest, payable monthly, from the due date to the date of payment at an annual rate of interest that is six (6) percentage points above the Prime Rate in effect at the time of the default.

3.07 Post-dated Cheques/Pre-Authorized Debit

Upon the request of the Landlord from time to time, the Tenant shall provide to the Landlord:

(a) a series of post-dated cheques in respect of such of the next following scheduled payments of Basic Rent and Additional Rent as the Landlord may require; or

(b) a pre-authorized debit form to permit automatic debiting of the Tenant's account with its banker for Basic Rent and Additional Rent in respect of such of the next following scheduled payments thereof as the Landlord may require.

In either case, the post-dated cheques or debit authorizations shall reflect the Landlord's estimate of Taxes and Tenant's Proportionate Share of Operating Costs in accordance with the provisions of this Lease. The Tenant agrees to provide replacement post-dated cheques or debit authorizations from time to time as the monthly amounts of the scheduled payments of Basic Rent or Additional Rent change in accordance with the provisions of this Lease forthwith upon notice of such change being given to the Tenant by the Landlord. The Tenant agrees to make all other Additional Rent payments to the Landlord by cheque at the times contemplated by the provisions of this Lease.

3.08 Early Occupancy

(1) Any access to, use of, or occupancy of the Premises by the Tenant or any other party on behalf of the Tenant or with the permission of the Tenant (including any contractors) prior to the Commencement Date shall be subject to all the terms and conditions of this Lease (other than payment of Basic Rent, Taxes and Tenant's Proportionate Share of Operating Costs, subject in each case to any other provisions of this Lease specifically relating to such early occupancy).

(2) If in accordance with any provisions of this Lease or any other agreement between the Landlord and the Tenant, the Premises have been made available to the Tenant for the purpose of the Tenant installing its fixtures or Leasehold Improvements or opening for business and the Tenant fails to take possession of the Premises and install its fixtures or Leasehold Improvements or open for business, as the case may be, the

Landlord in addition to any other remedies available to it shall have the right at its option to terminate this Lease without notice to the Tenant and to recover from the Tenant the cost of all work done by the Landlord on the Tenant's behalf, together with an administrative fee equal to fifteen percent (15%) of such amount.

ARTICLE 4
TAXES AND BUSINESS TAX

4.01 Taxes that are Payable by the Landlord

The Landlord will pay all Taxes, subject to sections 4.02 and 4.03. The Landlord may, however, defer payment of Taxes or any Tax, or defer compliance with any statute, law, by-law, regulation or ordinance that deals with Taxes, to the full extent permitted by law, as long as it diligently is prosecuting in good faith a contest or appeal of any such Taxes.

4.02 Taxes that are Payable by the Tenant

(1) In each Lease Year, to the extent that there are separate real property tax bills for all or part of the Premises, the Tenant will:

(a) pay, as Additional Rent, directly to the taxing authorities (or to the Landlord if the Landlord so directs) and discharge during the Term and within the times stipulated by the taxing authorities, all Taxes that are imposed, levied, rated, charged or assessed on, in respect of, or against all or part of the Premises based on one (1) or more separate real property tax bills for all or part of the Premises rendered by a lawful taxing authority;

(b) except to the extent that the Landlord otherwise directs, deliver to the Landlord, within ten (10) days after the Tenant receives it, a copy of each separate tax bill and assessment notice for all or part of the Premises; and

(c) except to the extent that the Landlord otherwise directs, promptly deliver to the Landlord receipts evidencing the payment of such Taxes and furnish such other relevant information as the Landlord reasonably requires.

(2) In each Lease Year, to the extent that there are no separate real property tax bills for the Premises or that there are separate real property tax bills for only part of the Premises, but there are assessments from the assessing authorities (whether for realty tax or business tax purposes) allocating a separate realty assessment or separate realty assessments to all or part of the Premises in respect of which there is no separate real property tax bill, the Landlord will allocate to the Premises or to that part of the Premises, as the case may be, a portion of Taxes based on the separate realty assessment or assessments, and the Tenant will pay to the Landlord, as Additional Rent, in accordance with section 4.02(6), the portion of Taxes so allocated by the Landlord.

(3) In each Lease Year, to the extent that there are no separate real property tax bills for the Premises or that there are separate real property tax bills for only part of the Premises and there are no assessments from the assessing authorities allocating a separate realty assessment or separate realty assessments to all or part of the Premises in respect of which there is no separate real property tax bill, the Landlord will allocate to the Premises or to those parts of the Premises in respect of which there are no separate real property tax bills and no separate realty assessments, as the case may be, a portion of Taxes based on assessment principles then in use by a lawful taxing authority with respect to the calculation of Taxes or, at the Landlord's option, based on any separate assessments most recently rendered for the Premises. The Tenant will pay to the Landlord, as Additional Rent, in accordance with section 4.02(6), the portion of Taxes so allocated by the Landlord. Despite the foregoing, in the Landlord's sole discretion, the portion of Taxes so allocated to the Premises may be the Proportionate Share of Taxes.

(4) In each Lease Year, to the extent that there are separate real property tax bills or separate real property assessments for non-rentable parts of the Building or the Building Lands such as all or part of the Common Areas in or adjacent to the Building or the Project Systems in the Building or to the extent that a portion of the Landlord's real property tax bills or real property assessments for the premises it occupies for the conduct of its business is referable to such non-rentable parts of the Building or the Building Lands (and the real property tax bills or real property assessments for the leased premises of tenants do not contain a similar component in respect of non-rentable parts of the Building or the Building Lands), the Tenant will pay to the Landlord, as Additional Rent, in accordance with section 4.02(6), its Proportionate Share of the Taxes in respect of, or referable on a reasonable basis to, such non-rentable parts of the Building or the Building Lands.

(5) In each Lease Year, if there are any real property tax bills for all or any part of the Building or the Building Lands, other than tax bills referred to in subsections (1), (2) (3) and (4) and other than tax bills that relate only to other premises in the Building, the Landlord will allocate to the Premises a portion of the Taxes to which those first mentioned tax bills relate on the same basis as is provided for in subsection (3). The Tenant will pay to the Landlord, as Additional Rent, in accordance with section 4.02(6), the portion of Taxes so allocated by the Landlord.

(6) Before the beginning of each Lease Year or as soon as possible thereafter, the Landlord will estimate, on a reasonable basis, and will notify the Tenant of, the total amount payable by the Tenant in the Lease Year, pursuant to sections 4.02(2), (3), (4) and (5), in respect of Taxes. The Landlord will deliver to the Tenant a statement showing in reasonable detail the information relevant and necessary to the estimation or calculation of such total amount. The Tenant will pay to the Landlord, as Additional Rent, on the first day of each month in each Lease Year, one-twelfth (1/12th) of the Landlord's estimate of the total amount payable by the Tenant under sections 4.02(2), (3), (4) and (5) (in this section 4.02(6) called the "total amount"). From time to time during the Lease Year the Landlord, acting reasonably, may re-estimate the total amount for that Lease Year and may notify the Tenant of the re-estimated total amount and may adjust monthly instalments for the remainder of the Lease Year so that, after crediting the Tenant for instalments paid based on the previous estimate or estimates, the total amount will be paid in full during the Lease Year. Despite the foregoing, when all information necessary to calculate the total amount becomes available, including the relevant final tax bills, the Landlord will provide the Tenant with a statement showing the calculation of the total amount, certified by a responsible officer of the Landlord and, on the first day of the month next following the delivery of the statement by the Landlord, the Tenant will pay to the Landlord the balance of the total amount, after receiving credit for instalments paid based on the previous estimate or estimates. If the Tenant has paid more than the total amount, the Landlord will refund the overpayment to the Tenant without interest or, at the Landlord's option, will credit the overpayment to the Tenant's account in respect of the total amount for the then current Lease Year, where the information only becomes available after the end of the Lease Year in respect of which the payments were made, or in respect of any other amounts owing or becoming due to the Landlord by the Tenant. If the total amount for any Lease Year has not been finally determined before the end of the Term, the parties will make any necessary readjustment in the payment of the total amount immediately after it has been determined, and this obligation will survive the end of the Term. Neither party may claim a readjustment in respect of the amount paid or payable by the Tenant on account of Taxes based upon an error of estimation, determination, calculation or allocation unless claimed in writing before one (1) year after the end of the Lease Year to which the claim relates. In the case of any dispute over the estimation, determination, calculation or allocation of the Tenant's share of Taxes, a report from the Accountant in connection with such claim will be conclusive and binding on the parties. Despite the foregoing provisions of this subsection, to the extent that any such claim is based on a dispute over the calculation or measurement of Rentable Area, the provisions contained in the last two sentences of section 2.02 will govern. For a Lease Year containing fewer than three hundred and sixty five (365) days any portion of Taxes payable by the Tenant that relates to a full twelve (12) month period will be subject to a per diem pro rata reduction based on a period of three hundred and sixty five (365) days.

(7) The Landlord's estimate of the total amount payable by the Tenant each Lease Year in respect of Taxes, and the actual amount so payable by the Tenant, shall in every instance be calculated on the basis that the total Rentable Area of the Building is fully leased and operational and has been assessed or levied accordingly.

4.03 Business Taxes and Other Taxes of the Tenant

In addition to the portion of Taxes payable by the Tenant pursuant to section 4.02, the Tenant will pay, as Additional Rent, to the lawful taxing authorities, or to the Landlord, if the Landlord so directs (and if the Landlord is required, as agent of the taxing authority, to collect taxes of the type described in this section or, alternatively, if arrears of any taxes of the type described in this section would constitute a lien on the Building or on the Building Lands), when they become due and payable, all taxes, rates, duties, levies, assessments, licence fees and other charges that are levied, rated, charged or assessed against or in respect of:

(a) all Leasehold Improvements and the Tenant's trade fixtures, equipment, facilities and chattels on or in the Premises, the Building or the Building Lands or any part thereof, or against the Landlord, as owner of the Project (but excluding any taxes that are general business taxes assessed against the Landlord's business generally), in respect of any of the foregoing;

(b) any and every business carried on in the Premises, or the use or occupancy of the Premises or of any other part of the Building or the Building Lands by the Tenant and every subtenant or licensee of the Tenant or by any other occupant of the Premises, or against the Landlord, as owner of the Project, in respect of any of the foregoing, all the foregoing being collectively referred to as "Business Taxes" and whether in any case, any such taxes, rates, duties, assessments or licence fees are levied, rated, charged or assessed by a federal, provincial, municipal, school or other body. If there are not separate tax bills provided for Business Taxes, the Landlord may allocate to the Tenant on an equitable basis, as determined by the Landlord from time to time, a portion of the taxes, if any, that may be levied or charged against the Landlord or the Building or the Building Lands in respect of businesses, uses or occupancies generally in or of the Building, other than taxes that are general business taxes assessed against the Landlord's business generally; and

(c) the provision of any goods, services or utilities whatsoever by the Landlord to the Tenant under this Lease, and in respect of Rent or other sums payable by the Tenant hereunder, provided that notwithstanding any other provisions in this Lease to the contrary, the amounts payable by the Tenant under this subsection 4.03(c) shall be deemed not to be Additional Rent, but the Landlord shall have all of the same remedies for and rights of recovery of such amounts as it has for recovery of Rent under this Lease.

4.04 Tenant's Responsibility

(1) The Tenant, upon the Landlord's request, will:

(a) promptly deliver to the Landlord for inspection, receipts for payment of all Taxes payable by the Tenant under section 4.02 (1) and of all Business Taxes payable by the Tenant under section 4.03;

(b) promptly deliver to the Landlord notices of assessments of Taxes or Business Taxes or other assessments received by the Tenant that relate to the Premises; and

(c) furnish such other information in connection with Taxes and Business Taxes payable by the Tenant under section 4.02 and section 4.03, respectively, as the Landlord reasonably requests from time to time.

(2) The Tenant will promptly indemnify and keep indemnified the Landlord from and against payment for all losses, costs, charges and expenses occasioned by or arising from all such Taxes and all such Business Taxes and any taxes which may in future be levied in lieu of such Taxes or Business Taxes or which may be assessed against any rentals payable pursuant to this Lease in lieu of such Taxes or Business Taxes, whether against the Landlord or the Tenant, including without limitation, any increase whatsoever occurring in Taxes or Business Taxes.

(3) If by reason of the act, election or religion of the Tenant or any subtenant or licensee of the Tenant or any occupant of the Premises, all or any part of the Premises is assessed for the support of schools other than public schools, such as separate schools, the Tenant will pay to the Landlord, within thirty (30) days after receipt of an invoice from the Landlord setting out reasonable particulars of the charges, the amount by which the Taxes payable in respect of the Premises, the Building or the Building Lands exceeds those that would have been payable had all the Premises been assessed for the support of public schools.

4.05 Assessment Appeals

(1) The Tenant will not appeal any government assessment or determination of the value of the Premises, the Building, or the Building Lands or a portion thereof whether or not the assessment or determination affects the amount in respect of Taxes or Business Taxes to be paid by the Tenant. The Tenant instead will rely on the Landlord to conduct any appeal in the interest of all occupants of the Building and the Landlord will not do so unless the appeal, in the opinion of the Landlord, would be reasonably likely to attain a favourable result. The Landlord will not be responsible to the Tenant for any action or failure to act under this section unless the decision to act or not to act was not made in good faith. The cost of all appeals by the Landlord will be included in Operating Costs.

(2) Without derogating from the provisions in section 4.05(1), the Tenant will indemnify and save harmless the Landlord against, in respect of and from any and all costs, expenses, charges, penalties, losses, liabilities and damages, suits and actions of every kind incurred or suffered by the Landlord in connection with or arising directly or indirectly out of any appeal of any government assessment or determination referred to in section 4.05(1) that is instituted or prosecuted by the Tenant or participated in by the Tenant without the prior written consent of the Landlord, which consent may be arbitrarily withheld.

ARTICLE 5
CONTROL OF THE PROJECT

5.01 Operation of the Project by the Landlord

Subject to the other provisions of this Lease, the Landlord or its agents will operate the Project and maintain the Common Areas located in or adjacent to the Building as would a prudent landlord of comparable commercial developments in the municipality or other similar political subdivision in which the Lands are situate, having regard to the size, age, location, nature, character and use of the Project.

5.02 Control of the Project by the Landlord

(1) The Landlord has at all times the exclusive right to control, manage and operate the Project. Without limiting the generality of the foregoing, the Landlord may, at any time:

(a) close all or part of the Project to the extent necessary, in the opinion of the Landlord's legal counsel, to prevent the public or any person from obtaining rights in all or part of the Project other than the rights that would ordinarily accrue to tenants in respect of their leased premises under a lease such as this Lease;

(b) grant, modify and terminate easements and make agreements pertaining to the use and maintenance of all or part of the Project;

(c) temporarily obstruct or close off all or part of the Project for the purpose of maintenance, repair, replacement or construction.

(d) retain contractors and employ all personnel, including supervisory personnel and managers, that the Landlord considers necessary for the effective operation, maintenance and control of the Project;

(e) designate where, when and how goods, supplies, equipment and fixtures may be loaded and unloaded;

(f) control, supervise and regulate the shipping and delivery of goods, supplies, equipment and fixtures within the Project and to and from the general shipping and receiving areas in such manner as the Landlord determines is necessary for the proper and more efficient operation of the Project;

(g) specify the kinds of containers to be used for garbage and refuse or rubbish and designate how, when and where it is to be placed for collection;

(h) make such Rules and Regulations concerning the use of the parking facilities, if any, as the Landlord considers advisable from time to time, it being understood and agreed that use of such parking facilities, if any, is subject to the Landlord's exclusive control and that this Lease does not confer on the Tenant any right to use such parking facilities, if any, unless and to the extent such rights are expressly granted by one or more provisions in Article 16 (if any) of this Lease;

(i) improve, alter, add to and subtract from the Project, rearrange or relocate the various buildings, components, facilities and improvements constituting the Project, build additional storeys on the Building and construct additional facilities adjoining or near the Project; and

(j) do and perform such other acts in and to the Project or its component parts as the Landlord, in exercising sound business judgment, determines to be advisable for the proper and more efficient operation of the Project.

(2) Despite anything contained in this Lease, the Landlord is not liable if as a result of the Landlord's exercise in good faith of its rights set out in section 5.02(1) the facilities or systems in, or improvements to, the Project are diminished or altered, nor is the Tenant entitled to any compensation or damages for loss of services or repayment or abatement of Rent, nor may any diminution or alteration of the facilities or systems in, or improvements to, the Project be considered a re-entry or a breach of the Landlord's covenant for quiet enjoyment contained in this Lease or implied by law.

5.03 Rules and Regulations

The Tenant will observe and comply with and will cause its employees, agents, invitees and all others having business with the Tenant or over whom the Tenant can reasonably be expected to exercise control to observe and comply with the Rules and Regulations attached as Schedule D and such reasonable amendments thereto and such other reasonable rules and regulations as the Landlord may in the future from time to time make and of which the Landlord has given written notice to the Tenant. All such Rules and Regulations, as amended, supplemented or replaced pursuant to this section, will be considered to form part of this Lease. The Landlord is entitled to amend, supplement or replace the Rules and Regulations applicable to the Premises or elsewhere in the Project from time to time to the extent that the Landlord, acting reasonably, considers necessary for the safety, care, cleanliness, security or proper or more efficient operation of the Building or the Project or for the preservation of good order in the Project. The Rules and Regulations may differentiate between different types of businesses in the Project. The Rules and Regulations, as amended from time to time, are not necessarily of uniform application and may be waived in whole or in part in respect of other tenants without affecting their enforceability with respect to the Tenant or the Premises and may be waived in whole or in part in respect of the Tenant or the Premises without waiving them as to future applications to the Tenant or to the Premises.

The Tenant's failure to observe and comply with all or any of the Rules and Regulations now or from time to time in force constitutes a default under this Lease in the same manner and to the same extent as if they were contained in this Lease as covenants and conditions. To enforce the Rules and Regulations, the Landlord may resort to all the remedies in this Lease provided for a breach of this Lease and all legal and equitable remedies whether or not provided for in this Lease. The Landlord is not liable to the Tenant for the non-observance or violation by any other tenant of any of the Rules and Regulations or of the terms, covenants, agreements or conditions of any other lease of premises in the Project, and the Landlord is not obligated to enforce any Rules and Regulations or terms, covenants, agreements or conditions of other leases as against other tenants, and is not liable for any loss or damage resulting from the non-observance or violation or non-enforcement of the Rules and Regulations or terms, covenants, agreements or conditions of other leases.

5.04 Signs and Advertising

(1) The Tenant will not paint, affix, inscribe, display or erect or cause to be painted, affixed, inscribed, displayed or erected any sign, notice, picture, lettering, insignia, decoration or advertising material of any kind on any part of the outside of the Building, or upon the surfaces of any window, wall or entrance or exit door to the Premises or anywhere within the Premises so as to be visible from outside the Premises.

(2) The Project will be named, known and identified by the name set out in section 1.01(9), if any, or by any other name that the Landlord may from time to time designate, and the Tenant will refer to the Project only by that name or replacement name. Should the Landlord at any time advise the Tenant of a specific name or replacement name for the Building, the Tenant will refer to the Building only by that name or replacement name.

ARTICLE 6
COMMON AREAS, BUILDING SERVICES, UTILITIES

6.01 Common Areas and Project Systems

Subject to the provisions of section 8.01, the Landlord will maintain and keep in good repair the essential base building systems that are required for the effective operation of the Building and if the systems servicing the Building are damaged or destroyed, the Landlord will begin their repair or replacement as soon as reasonably possible and will act with reasonable diligence to repair or replace them and put them in working order.

6.02 Additional Services

If and to the extent the Landlord from time to time agrees to provide to the Tenant at the Tenant's request, either directly or through agents or contractors retained by the Landlord, any service of any kind in addition to those that the Landlord is required to provide under this Lease, the cost of additional services will be payable by the Tenant to the Landlord, as Additional Rent, monthly within thirty (30) days following receipt by the Tenant of an invoice for the services. Each invoice will show the total cost to the Landlord of providing the additional services, including all costs of materials and labour and other direct costs, and all costs of supervision and other indirect costs capable of being allocated, plus a sum equal to fifteen percent (15%) of the Landlord's aggregate direct and indirect costs. The determination of the costs by the Landlord, acting reasonably, will be conclusive and binding.

6.03 Utility Services

(1) The Tenant shall be solely responsible for and shall promptly pay all charges for water, gas, electricity, telephone and any and all other utilities used or consumed in the Premises, and for all work or services performed by any corporation or commission in connection with such public or private utilities. Should the Landlord elect to supply water, gas, electricity and/or sewer services for the Premises, or any other utility used or consumed in the Premises, the Tenant shall purchase and pay for the same as Additional Rent payable on demand to the Landlord, at rates not in excess of public utility rates for the same service, if applicable. In no event shall the Landlord be liable for, nor have any obligation with respect to, any interruption or cessation of, or any failure in the supply of any such utilities, services or systems, whether supplied by the Landlord or others.

(2) The Tenant shall heat the Premises, at its own expense, from heating equipment originally supplied by the Landlord, to a degree sufficient to protect the Premises and their contents from damage by cold or frost, and to operate, maintain, and repair the heating equipment. At the expiration or sooner termination of the Term, the Tenant will peacefully yield up unto the Landlord such heating equipment in good and substantial repair and condition.

(3) Solely the Landlord shall have the right to select or designate the provider or providers from time to time of electrical power or other utilities to the Premises or any other part of the Project, and solely the Landlord shall be permitted to install any check meters to monitor the consumption or use of electrical power or other utilities.

6.04 Tenant not to Overload Facilities or Interfere

The Tenant will not bring into or install on the Premises any equipment that will exceed or overload the capacity of any utility or electrical or mechanical facilities serving the Premises. The Tenant shall not do anything that may in any way interfere with or compromise the ability of any equipment properly to service the Premises or any other parts of the Project.

ARTICLE 7
USE OF THE PREMISES

7.01 Use and Occupancy

The Tenant will not use or occupy the Premises or permit them to be used or occupied:

(a) for any purpose other than the Permitted Use; or

(b) for any purpose or in any manner that does not comply with the terms, covenants and conditions of this Lease and with all applicable laws, by-laws, and regulations.

The Tenant will begin to conduct its business operations in the Premises on the Commencement Date and will thereafter conduct its business operations throughout the Term in the whole of the Premises in a reputable, first class manner.

7.02 Compliance with Law

(1) The Tenant will promptly, at its expense, and subject to section 8.03,

(a) observe and comply with the requirements of all government authorities and all applicable statutes, laws, by-laws, regulations, orders and ordinances at any time or from time to time in force during the Term pertaining to or affecting the Premises or the Leasehold Improvements or the trade fixtures, furniture or equipment installed by the Tenant or the Tenant's use of the Premises or the conduct of any business in the Premises, or the making of any repairs, replacements, alterations, changes, additions, deletions, substitutions or improvements to the Premises;

(b) obtain all necessary permits, licences and approvals relating to the Tenant's use of the Premises or the conduct of any business in the Premises; and

(c) observe and comply with all relevant police, fire, health, safety, environmental and sanitary requirements, regulations, orders and directions of any federal, provincial or municipal authority.

(2) Without first obtaining the Landlord's written consent, the Tenant will not use the Premises in a way that would impose on the Landlord an obligation to modify, extend, alter or replace any part of the Premises or any improvements, fixtures, furniture or equipment. If the Tenant at any time or from time to time, without first obtaining the Landlord's written consent, does or omits to do or permits to be done or to be omitted to be done any act or anything that results in such an obligation being imposed on the Landlord, the Landlord may, by notice to the Tenant, require the Tenant to correct the commission or omission or to do the work necessary to comply with the obligation, in either case within a stipulated reasonable time, having regard to the period of time, if any, that has been imposed on the Landlord to do the work, and if the Tenant fails to correct the commission or omission or do the necessary work within the stipulated time, the Landlord may, at its option, either do or cause to be done the work necessary to comply with the obligation, at the Tenant's expense, or terminate this Lease. Despite the foregoing, if the Tenant's commission or omission represents a contravention of any law, by-law, regulation, fire code or requirement of the Landlord's insurers or the Insurers Advisory Organization of Canada or of any successor or similar organization, that could, in the Landlord's judgment, result in the cancellation of insurance or adversely affect the management or operation of the Building and if time does not permit giving the Tenant an opportunity to cure, then the Landlord may immediately begin to do or cause to be done the work necessary to comply with the obligation, at the Tenant's expense, or, if the cost of compliance would be excessive, terminate this Lease. If the Landlord undertakes any work to be done pursuant to this section, either itself or through its agents, the Tenant will pay the Landlord, as Additional Rent, within thirty (30) days after receipt of an invoice from the Landlord setting out reasonable particulars of the charges, the actual cost of the work plus a sum equal to fifteen percent (15%) of the cost.

(3) The Tenant will co-operate fully with respect to any recycling or conservation programs from time to time prescribed by any legislation, regulation or other requirement of law or initiated or participated in by the Landlord.

7.03 Nuisance and Waste

The Tenant will not carry on any business or commit, suffer or permit any act or anything that may constitute a nuisance, danger, annoyance or an unlawful use or be offensive to the Landlord or other tenants or occupants of the Project, nor commit, suffer or permit any waste or damage to the Premises or any other part of the Project or to the Leasehold Improvements or to the Tenant's trade fixtures.

7.04 Tenant not to Overload Floors

The Tenant will first seek the Landlord's written approval before bringing upon any part of the Premises or anywhere else in the Project any machinery, vehicle, equipment, object, article or thing that by reason of its weight, size or use might possibly damage the Premises or another part of the Project (including, without limitation, any concrete, asphalt or other pavement), and the Tenant will pay for all costs incurred by the Landlord (including those for the Architect or otherwise) to assess whether the installation may be permitted and, if so, where it should be located. The Tenant will not at any time overload the floors of the Premises. If the Premises or another part of the Project is damaged by any machinery, equipment, object, article or thing brought in by, for, or on behalf of, the Tenant or by overloading, or by any act, neglect, or misuse on the part of the Tenant, or any of its employees, agents, invitees, clients, customers or any other person having business with the Tenant, regardless of whether or not the machinery, equipment, object, article or thing was brought upon the Premises or elsewhere in the Project with the Landlord's approval or located in accordance with the direction of the Landlord's engineers, the Tenant immediately will repair the damage or, at the Landlord's option, the Landlord may repair the damage and the Tenant will pay to the Landlord, as Additional Rent, within thirty (30) days after receipt of an invoice from the Landlord setting out reasonable particulars of the charges, the cost of repairing the damage plus a sum equal to fifteen percent (15%) of the cost.

7.05 Hazardous Substances

The Tenant shall not, in, on or about the Premises or anywhere else in the Project, do or suffer or permit the manufacturing, transportation, storage, discharge or disposal of any contaminant or waste, flammable, explosive, radioactive, corrosive or poisonous material or substance, urea formaldehyde foam insulation, asbestos, PCBs or pollution or other environmentally hazardous, dangerous or noxious substances or materials including those declared or determined by the standards established by relevant governmental statutes, by-laws or regulations to be hazardous or toxic. In addition, the provisions of Schedule F shall apply.

7.06 **Access**

(1) The Tenant shall not permit any vehicles belonging to the Tenant, its employees, contractors or agents to be stored or parked overnight or to cause obstruction on any roads, driveways or parking areas about the Project, or prevent the ingress and egress by any other tenant in the Project, and will use its best endeavours to ensure that persons doing business with the Tenant shall not permit any vehicles to cause such obstruction as aforesaid.

(2) The Tenant shall not stack or store any materials in the yard or yards of the Project, adjacent driveways, or common areas and shall cause no obstruction to vehicles operating on the roads, driveways or parking areas.

7.07 **Garbage Container**

The Tenant shall at its cost throughout the Term keep and use, at such location as is designated from time to time by the Landlord, an industrial garbage container.

ARTICLE 8
REPAIRS, ALTERATIONS, LEASEHOLD IMPROVEMENTS, SUBSTANTIAL DAMAGE OR DESTRUCTION

8.01 **Repair by the Landlord**

(1) Subject to section 8.06 and except for such degree of wear and tear as shall be reasonable from time to time having regard to the size, age, location, nature, character and use of the Project, the Landlord will at all times throughout the Term make such repairs to the Common Areas, the Structural Elements and the essential base building systems that are required for the effective operation of the Building, as may be necessary to keep them in a good and substantial state of maintenance and repair, in accordance with prevailing standards for comparable commercial developments in the municipality or other similar political subdivision in which the Lands are situate, having regard to the size, age, location, nature, character and use of the Project. The cost of such maintenance and repairs (except for the cost of repairing or replacing any inherent structural defects or weaknesses) will be included in Operating Costs, unless the Landlord is required, by reason of the use of the Premises or the business carried on by the Tenant, to make such repairs due to the application of laws, regulations, by-laws or ordinances or the direction, rules or regulations of any duly constituted regulatory body, in which case the Tenant is solely liable and responsible for the total cost of all such repairs plus a sum equal to fifteen percent (15%) of the total cost of the repairs, which shall become due and payable to the Landlord as Additional Rent within thirty (30) days after receipt of an invoice from the Landlord setting out reasonable particulars of the charges. The Landlord is not obligated to repair or maintain the Leasehold Improvements. Furthermore, despite the foregoing, the Landlord is not obligated to make any repairs or replacements necessitated by any casualty against which the Landlord is not insured unless, and except to the extent (both as to policy limits and policy terms and conditions) that, the casualty is customarily insured against by reasonably prudent owners of comparable commercial developments in the municipality or other similar political subdivision in which the Lands are situate, having regard to the size, age, location, nature, character and use of the Project.

(2) If the Project Systems are damaged or destroyed or require repair, to the extent that the Landlord is obligated to repair or replace the Project Systems the Landlord will have a reasonable time within which to make the repairs or replacements reasonably required for the resumption of service of the Project Systems.

(3) Despite any other term, covenant or condition contained in this Lease including, but not limited to, the Landlord's obligation to repair set out in sections 6.01 and 8.01(1), any provision requiring or entitling the Landlord to take out insurance, and the Tenant's obligation to pay its Proportionate Share of Operating Costs, but subject in any event to the provisions of section 9.07, if the Project or any part of it including, but not limited to, the Structural Elements, the Project Systems, and the curtainwalls of the Building, require repair, restoration or replacement or become impaired, damaged, destroyed or stopped up through the negligence, carelessness, misuse or deliberate act of the Tenant, its employees, invitees or others for whom the Tenant is legally responsible, the Tenant will pay to the Landlord, as Additional Rent, within thirty (30) days after receipt of an invoice from the Landlord setting out reasonable particulars of the charges, the cost of the required repairs, restorations, replacements or alterations, plus a sum equal to fifteen percent (15%) of the cost.

8.02 **Repair by the Tenant**

(1) The Tenant will, at all times throughout the Term, at its sole expense, but subject to sections 8.03 and 8.06, keep and maintain the Premises in a good and substantial state of repair and decoration in accordance with prevailing standards for comparable commercial developments in the municipality or other similar political subdivision in which the Lands are situate, having regard to the size, age, location, nature, character and use of the Project.

(2) The Tenant will permit the Landlord and its authorized agents or representatives to enter the Premises from time to time to examine the condition of the Premises and to view the state of repair and the Tenant will make all needed repairs and replacements and attend to necessary repainting and redecorating with due diligence and dispatch according to the Landlord's written notice. The Landlord's failure to give notice

does not relieve the Tenant from its obligations under section 8.02(1). In exercising its right of entry under this subsection the Landlord will make reasonable efforts to minimize interference with the Tenant's business operations.

(7) If the Tenant refuses or neglects to carry out any repairs properly as required by this section to the satisfaction of the Landlord, acting reasonably, the Landlord may, but need not, make the repairs without liability for loss or damage to the Leasehold Improvements or to any of the Tenant's property or to the Tenant's business by reason of the Landlord's actions, and upon completion of the repairs the Tenant will pay to the Landlord within thirty (30) days after receipt of an invoice from the Landlord setting out reasonable particulars of the charges, as Additional Rent, the Landlord's total cost of making the repairs plus a sum equal to fifteen percent (15%) of the Landlord's total cost. The making of any repairs by the Landlord pursuant to this subsection is not a re-entry or a breach of the Landlord's covenant for quiet enjoyment contained in this Lease or implied by law.

8.03 Landlord's Approval of Leasehold Improvements and Tenant's Repairs

(1) The Tenant will not, without first obtaining the Landlord's written consent, which will not be unreasonably withheld:

(a) make, erect or install in or about the Premises:

(i) Leasehold Improvements; or

(ii) trade fixtures that are attached or affixed to the Premises; or

(b) repair, replace, alter, change, add to, subtract from or make substitutions to any part of the Premises or Leasehold Improvements.

(2) When requesting the Landlord's consent, the Tenant will submit to the Landlord in writing details of the proposed work and the proposed contractors or workers, to the extent reasonably required by the Landlord, including drawings and specifications prepared by qualified architects or engineers and conforming with good engineering practices.

(3) The Landlord's consent will be conditional on its receipt from the Tenant, before any work is begun, of:

(a) such indemnification from the Tenant against liens, costs, damages and expenses as the Landlord requires;

(b) payment of the Landlord's cost of having the Architect review and approve the proposed work; and

(c) evidence, satisfactory to the Landlord, that the Tenant has obtained, at its expense, all necessary consents, permits, licences and inspections from all government and regulatory authorities claiming jurisdiction.

(4) All work referred to in section 8.03(1) will be performed:

(a) in accordance with the description of the work and the drawings and specifications approved by the Landlord;

(b) in accordance with reasonable conditions, regulations, controls and requirements imposed by the Landlord including, but not limited to, insurance requirements, and in compliance with design criteria from time to time established by the Landlord for the Project;

(c) to the extent required by the Landlord, under the supervision of the Landlord or its agents and subject to a final inspection by the Architect. The costs of such supervision equal to fifteen percent (15%) of the cost of the work itself, as well as the costs of the inspection, shall be borne by the Tenant and payable, as Additional Rent, within thirty (30) days after receipt of an invoice from the Landlord setting out reasonable particulars of the charges;

(d) in accordance with all applicable laws and the requirements of all government and regulatory authorities claiming jurisdiction;

(e) by competent workers whose labour union affiliations are compatible with those of workers employed by the Landlord and its contractors, the Landlord being entitled, if it requires, to approve or disapprove the contractors and tradesmen employed or retained by the Tenant and any subcontractors, provided that the Landlord shall be entitled to designate a specific contractor if the work proposal involves roofing, HVAC or electrical work, or structural or pavement modifications;

(f) and completed as expeditiously as possible in a good and workmanlike manner and with new materials of first-class quality.

(g) during hours designated by the Landlord and in a way that will not unreasonably interfere with the quiet enjoyment by other tenants of their premises or with work being done by the Landlord on the Premises or elsewhere in the Project or with work being done by other tenants;

(h) without causing any damage to the Premises or any other part of the Project; and

(i) solely at the Tenant's risk and expense.

(5) Despite any other provision of this Lease, if any work that the Tenant proposes to do or have done, or any work that the Landlord requires to be done, may affect or interfere with the Structural Elements or any of the Project Systems, the Landlord may choose to perform the work itself or to have its own contractors perform the work, if its own contractors will do the work at rates competitive with those charged by other first class contractors, having regard to the size and quality of the Project, in either case at the Tenant's sole cost. Upon completion of the work, the Tenant will pay to the Landlord within thirty (30) days after receipt of an invoice from the Landlord setting out reasonable particulars of the charges, as Additional Rent, the Landlord's total cost of the work (including, but not limited to, the fees of any architectural and engineering consultants) plus a sum equal to fifteen percent (15%) of the total cost of the work. The Tenant may not do, or have done, any work which may weaken or endanger the structure of the Project or any part of it or adversely affect the condition or operation of, or diminish the value of, any part of the Project or the Project Systems or affect or interfere with the outside appearance of the Building.

(6) Performance by or on behalf of the Tenant of any work without the Landlord's consent or without complying with the provisions of this section constitutes a default under this Lease and, in addition to the Landlord's other remedies, the Landlord may require the Tenant, at the Tenant's cost, promptly to remove the work or that part of the work to which the Landlord objects, and to restore the Premises to their previous condition. Failure on the Tenant's part to comply with the Landlord's requirement that the work be removed will entitle the Landlord to remove the work to which it objects and to restore the Premises to their previous condition; the Landlord will not be liable for loss or damage to the Leasehold Improvements or to any of the Tenant's property or to the Tenant's business by reason of the Landlord's actions and the Tenant will pay to the Landlord within thirty (30) days after receipt of an invoice from the Landlord setting out reasonable particulars of the charges, as Additional Rent, the Landlord's total cost of removing the work and restoring the Premises (including, but not limited to, the fees of any architectural and engineering consultants) plus a sum equal to fifteen percent (15%) of the Landlord's total cost. The Landlord's performance or removal of any work pursuant to this subsection is not a re-entry or a breach of the Landlord's covenant for quiet enjoyment contained in this Lease or implied by law.

8.04 Tenant to Discharge all Liens

(1) The Tenant will at all times during the period that the Tenant is given possession of the Premises and throughout the Term promptly pay all its contractors, suppliers and workers and all charges incurred by or on behalf of the Tenant, its subtenants or any other persons occupying the Premises with its permission for any work, material or services that may be done, supplied, or performed at any time in respect of the Premises and the Tenant will do everything necessary to ensure that no lien pertaining to said charges is registered against the Project or any part of it or against the Landlord's interest in the Project or against the Tenant's interest in the Premises or in the Leasehold Improvements and if any such lien arises or is preserved or perfected, the Tenant will discharge or vacate it or cause it to be discharged or vacated immediately at the Tenant's expense.

(2) If the Tenant fails to discharge or vacate any such lien or cause it to be discharged or vacated as aforesaid, then in addition to the Landlord's other remedies, the Landlord may, but need not, discharge or vacate it by paying into Court the amount claimed to be due together with any additional amount required as security for costs, and the amounts so paid by the Landlord and all costs and expenses incurred as a result of the registration or obtaining a discharge or vacation of any such lien including, without limitation, solicitor's fees (on a solicitor and his own client basis) will be due and payable, as Additional Rent, within thirty (30) days after receipt of an invoice from the Landlord setting out reasonable particulars of the charges by the Tenant to the Landlord.

(3) Nothing in this section prohibits the Tenant from diligently contesting the validity of any construction lien as long as the Tenant, at the Landlord's request, pays the disputed amount into court or posts the necessary security so that the lien can be vacated or discharged from title.

8.05 Tenant to Notify Landlord of Damage

The Tenant will promptly notify the Landlord of damage to, or deficiencies or defects in, any part of the Premises or any Project System serving, or located in, the Premises regardless of whether it is the Landlord or the Tenant that is obligated to repair the damage, deficiency or defect.

8.06 Substantial Damage or Destruction

(1) In this section, "un-occupiable" means unfit for occupancy by the Tenant for the purposes of carrying on its business and "occupiable" means fit for occupancy by the Tenant for the purposes of carrying on its business. All or any part of the Premises to which the Tenant cannot have access because of damage or destruction to the Building is considered to be un-occupiable, regardless of whether or not the Premises are damaged.

(2) If damage or destruction by any cause renders all or part of the Premises un-occupiable:

(a) The Landlord, subject to paragraph (c) and to subsection (3), will repair and restore the Building with all reasonable diligence, to the extent of the Landlord's obligation to repair under section 8.01 and in accordance with the description of Landlord's Work in Schedule E. The Landlord will notify the Tenant upon substantial completion of the Landlord's Work and, subject to section 8.03, the Tenant will then immediately begin and expeditiously complete reconstruction and repair of the Premises in accordance with the Tenant's obligations under section 8.02 and in accordance with the description of Tenant's Work in Schedule E.

(b) If, in the Architect's opinion, all or part of the Premises is un-occupiable, Basic Rent, and the Tenant's Proportionate Share of Operating Costs and amounts payable in respect of Taxes under section 4.02 (all of the foregoing hereinafter being collectively called "Abatable Amounts") will abate from the date of the damage or destruction until the Premises are again occupiable in the proportion that the part of the Premises that is un-occupiable bears to the Rentable Area of the Premises. The amount of the abatement will diminish proportionately as repairs are made and more of the Premises is returned to an occupiable state. Despite the above provisions, as long as the Tenant or its subtenant is not in fact using any part of the Premises for the conduct of its business and as long as more than half the Rentable Area of the Premises is un-occupiable, then the Abatable Amounts will abate totally until at least half the Rentable Area of the Premises is again occupiable.

(c) Despite any other provision,

(i) where, in the Architect's opinion, more than fifty percent (50%) of the Rentable Area of the Premises is un-occupiable and it will take more than one hundred and eighty (180) days to repair the damage or destruction to the state in which the Tenant can again use substantially all the Premises for its business, then the Landlord may terminate this Lease by giving the Tenant written notice no later than forty five (45) days after the date of the damage or destruction, in which case the Term will expire on the date of the notice if the Tenant is unable effectively to use the Premises after the damage or destruction or thirty (30) days after the date of the notice in any other case; and

(ii) where, in the Architect's opinion, more than fifty percent (50%) of the Rentable Area of the Premises is un-occupiable and it will take more than one hundred and eighty (180) days to repair the damage or destruction to the state in which the Tenant can again use substantially all the Premises for its business, and where the damage or destruction was not caused by the fault or negligence of the Tenant or a person for whom the Tenant is legally responsible (including, but not limited to, a subtenant of the Tenant) then the Tenant may terminate this Lease by giving the Landlord written notice no later than twenty one (21) days after the date of the damage or destruction, in which case the Term will expire on the date set out in the Tenant's notice, the date to be no later than forty five (45) days from the date the notice is delivered to the Landlord.

Upon expiration of the Term pursuant to this paragraph, the Tenant will surrender the Premises and all its interest therein to the Landlord and Abatable Amounts and other payments that should appropriately be apportioned will be apportioned to the date of termination except Abatable Amounts that have abated pursuant to this subsection. The Tenant will remain liable to the Landlord for all sums accrued due under this Lease to the date of termination, and the Landlord may re-enter and repossess the Premises discharged of this Lease.

(d) Despite any other provision,

(i) if the necessary repairs have been made within fifteen (15) days after the date of the damage or destruction, there will be no abatement of Abatable Amounts;

(ii) to the extent that the damage or destruction was caused by the fault or negligence of the Tenant or of a person for whom the Tenant is legally responsible (including, but not limited to, a subtenant of the Tenant), there will be no abatement of Abatable Amounts, and the Tenant will reimburse the Landlord for the full cost of carrying out such repair and restoration; and

(iii) to the extent that any part of the Premises remains un-occupiable because the Tenant's repairs have not been completed, no abatement of Abatable Amounts to which the Tenant would otherwise be entitled will extend beyond the date by which, in the opinion of the Landlord arrived at on a reasonable basis, the Tenant's repairs would have been completed had the Tenant exercised reasonable diligence.

(3) Despite any of the foregoing provisions, if fifty percent (50%) or more of all Rentable Area of the Building is substantially damaged or destroyed by any cause, or if the Building or any of the Project Systems is otherwise destroyed to such a material extent that in the Landlord's opinion the Building must or should be totally or partially demolished whether or not the Landlord intends to reconstruct the Building in whole or in part and whether or not all or part of the Premises is rendered un-occupiable by such occurrence, then the Landlord may, at its option, terminate this Lease by giving the Tenant written notice no later than forty five

(45) days after the date of the damage or destruction, in which case the Term will expire on the date of the notice if the Tenant is unable effectively to use the Premises after the damage or destruction or thirty (30) days after the date of the notice in any other case.

Upon expiration of the Term pursuant to this subsection, the Tenant will surrender the Premises and all its interest therein to the Landlord, and Abatable Amounts and other payments that should appropriately be apportioned will be apportioned to the date of termination except Abatable Amounts that have abated pursuant to subsection 8.06(2). The Tenant will remain liable to the Landlord for all sums accrued due under this Lease to the date of termination, and the Landlord may re-enter and repossess the Premises discharged of this Lease.

If the Landlord has not chosen to terminate this Lease within the forty five (45) day period, the Landlord will repair and restore the Building with all reasonable diligence to the extent of the Landlord's obligation to repair under section 8.01 and in accordance with the description of Landlord's Work in Schedule E.

(4) In none of the above-mentioned cases will the Tenant have any claim against the Landlord for any damages sustained by the Tenant nor will the Landlord be obligated to rebuild the Building or any part of it in accordance with the original drawings and specifications. No damages, compensation or claim whatsoever will be payable by the Landlord for inconvenience, loss of business or annoyance or other loss or damage whatsoever arising from the occurrence of any such damage to or destruction of the Premises or of the Building and/or its repair or restoration.

(5) A statement from the Architect,

(a) as to whether all or part of the Premises is occupiable or un-occupiable;

(b) as to the extent to which the Premises are occupiable or un-occupiable; or

(c) as to the length of time it will take to repair the damage or destruction to the state in which the Tenant can again use substantially all the Premises for its business,

will be conclusive and binding on the Landlord and the Tenant.

8.07 Removal of Leasehold Improvements, Trade Fixtures and Chattels

(1) The Tenant will, before the end of the Term (whether the Term expires or is terminated early for any reason), at its own expense, remove those of the Leasehold Improvements that the Landlord by notice to the Tenant requires to be removed, but the Tenant may not otherwise remove the Leasehold Improvements from the Premises either during or at the end of the Term. Any Leasehold Improvements that the Landlord does not require be removed shall remain in the Premises as the property of the Landlord without compensation to the Tenant. Failure on the Tenant's part to comply with the Landlord's requirement that all or some of the Leasehold Improvements be removed will entitle the Landlord to remove those Leasehold Improvements itself and to repair all damage to the Premises caused by their installation or removal and the Tenant will pay to the Landlord, within thirty (30) days after receipt of an invoice from the Landlord setting out reasonable particulars of the charges, as Additional Rent, the Landlord's total cost of removal and repair plus a sum equal to fifteen percent (15%) of the Landlord's total cost.

(2) The Tenant may during the Term in the usual or normal course of its business remove its trade fixtures, but only if:

(a) the trade fixtures have become surplus for the Tenant's purposes or the Tenant is replacing them with new or first class trade fixtures of equal or greater value;

(b) the Tenant is not in default under this Lease;

(c) the removal is done at the Tenant's sole cost and expense and without damage to the Premises or to other parts of the Project; and

(d) in the case of trade fixtures that are attached or affixed to the Premises, the Tenant has first notified the Landlord in writing of its intention to remove the trade fixtures.

The Tenant will, at the end of the Term, at its own expense, remove all its trade fixtures.

(3) The Tenant will give the Landlord such access to the Premises before the end of the Term as the Landlord considers necessary for it to determine the extent of removal of Leasehold Improvements and trade fixtures and restoration that it requires. However, failure by the Landlord to do so shall not relieve the Tenant of any of its obligations under this section.

(4) The Tenant will make every removal of Leasehold Improvements and trade fixtures required or permitted under this Lease, whether during or at the end of the Term, at times designated by the Landlord and will promptly make good any damage caused to the Premises or any other part of the Project by the installation or removal of Leasehold Improvements or trade fixtures required or permitted to be removed.

(5) If the Tenant does not remove its trade fixtures at the end of the Term, the trade fixtures will, at the Landlord's option, become the Landlord's property absolutely and the Landlord may remove them from the Premises and sell or dispose of them in such manner as it considers advisable. To the extent that any costs of removal or restoration are not recovered from the net proceeds of sale of such trade fixtures, the Landlord may recover the balance from the Tenant.

(6) For certainty, the Tenant's trade fixtures do not include any Project Systems, any floor coverings affixed to the floor of the Premises, light fixtures (other than the snap-in fixtures that form part of a track-type lighting system) or any fixtures, facilities, equipment or installations installed by the Landlord or at its expense.

(7) The Tenant will not sell, dispose of or remove any of its goods or chattels from the Premises during the Term without the Landlord's consent, unless the Tenant is simultaneously replacing them with new goods or chattels of equal or greater value or is making a bona fide disposition of individual items that have become surplus for the Tenant's purposes in the normal course of its business. The Tenant will at all times retain full legal and beneficial ownership of its goods and chattels and trade fixtures and will not permit them to be or become subject to any lien, mortgage, charge, encumbrance or title retention agreement except to the extent that it is incurred in good faith for the purpose of financing the purchase of the goods, chattels or trade fixtures.

(8) The Tenant's obligations under this section will survive the end of the Term.

ARTICLE 9
INSURANCE

9.01 Tenant's Insurance Coverage

(1) The Tenant will take out and keep in force, at its expense, throughout the Term and during such other times as the Tenant occupies the Premises or part of the Premises:

(a) insurance in respect of fire and other perils on an "all risk" coverage basis, in such amounts as may from time to time be required by the Landlord, acting reasonably, but in no event for less than:

(i) the full replacement cost, on a stated amount basis, covering all Leasehold Improvements; and

(ii) ninety percent (90%) of the full replacement cost, on a stated amount basis, covering all the Tenant's furniture, trade fixtures, equipment, stock-in-trade and all other property of every kind located or installed in the Project which is either owned by the Tenant or for which the Tenant is legally responsible;

(b) comprehensive broad form boiler and machinery insurance on a blanket repair and replacement basis in respect of boilers, pressure vessels, air-conditioning equipment and miscellaneous electrical apparatus placed in the Premises by or on behalf of the Tenant, with limits for each accident in an amount determined to be adequate by the Landlord, acting reasonably;

(c) business interruption insurance in such amounts as will reimburse the Tenant for direct or indirect loss of earnings attributable to all perils insured against in sections 9.01(1)(a) and 9.01(1)(b) and other perils commonly insured against by prudent tenants or attributable to loss of access to the Premises or the Building as a result of such perils;

(d) comprehensive general liability insurance covering bodily injury, death, property damage, personal liability, contractual liability, non-owned automobile liability, employers' liability and contractors' protective insurance coverage, all on an occurrence basis, with respect to:

(i) the Premises;

(ii) the business carried on in or from the Premises;

(iii) use or occupancy of the Premises and of any other part of the Project by the Tenant, its subtenants, concessionaires, licensees and other persons conducting business in or from the Premises, and non-occupancy of the Premises; and

(iv) all construction, installation, alteration or repair of, in or to the Premises by or on behalf of the Tenant;

(e) tenants' legal liability insurance for the actual cash value of the Premises, including loss of use of the Premises; and

(f) such other insurance, and in such amounts, as the Landlord, acting reasonably, or Mortgagee, if any, may require from time to time.

9.02 Policy Requirements

(1) Insurance policies required to be maintained by the Tenant must:

(a) be taken out with insurers acceptable to the Landlord, acting reasonably;

(b) be in form and substance satisfactory from time to time to the Landlord, acting reasonably;

(c) be non-contributing with, and applicable only as primary and not as excess to, any other insurance available to the Landlord or the Mortgagee, if any;

(d) not be invalidated as respects the interests of the Landlord and of the Mortgagee, if any, by reason of any breach or violation of any warranties, representations, declarations or conditions contained in the policies; and

(e) contain an agreement on the part of the insurer to notify the Landlord and the Mortgagee, if any, in writing at least thirty (30) days before any cancellation or termination of the policy or any material change to the policy.

(2) Insurance policies required to be maintained by the Tenant pursuant to sections 9.01(1)(a)(i) and 9.01(1)(b) must:

(a) name the Landlord and any persons, firms, or corporations designated by the Landlord as additional named insureds, as their interests may appear;

(b) contain a provision permitting a release by the Tenant in favour of the Landlord in respect of any claim which the Tenant might otherwise have against the Landlord for reimbursement in respect of damage covered by the said policies;

(c) if there is a Mortgagee, contain a standard mortgage clause; and

(d) provide that any proceeds recoverable for loss of Leasehold Improvements will be payable to the Landlord. (All proceeds received for the loss of Leasehold Improvements will be dealt with in accordance with section 9.04.)

(3) Insurance policies required to be maintained by the Tenant pursuant to section 9.01(1)(d) must:

(a) be written on a comprehensive basis with inclusive limits of not less than five million dollars ($5,000,000.00), on an occurrence basis, for death of, or bodily injury to, any one or more persons, or for property loss or damage, or with such higher inclusive limits as the Landlord, acting reasonably, or a Mortgagee, if any, requires from time to time; and

(b) contain a severability of interests clause, and a cross-liability clause protecting the Landlord and other named insureds designated by it against claims by the Tenant as if the Landlord and other named insureds designated by it were separately insured.

(4) The Tenant will submit to the Landlord before the beginning of the Term and thereafter at least annually certificates of insurance or other evidence of coverage, in each case in form and substance acceptable to the Landlord or, if required by the Landlord or the Mortgagee, if any, certified copies of each such insurance policy signed by the insurer. At least fifteen (15) days before coverage under any policy will expire, the Tenant will submit to the Landlord a certificate of insurance or other evidence of coverage, in each case in form and substance acceptable to the Landlord or, if required by the Landlord or the Mortgagee, if any, a certified copy of an insurance policy signed by the insurer evidencing the renewal of the existing policy or its satisfactory replacement. The Landlord may require the Tenant to submit the certificates of insurance or certified copies of policies evidencing compliance with the requirements of Article 9 before the Tenant is permitted access to the Premises. No review or approval of any such insurance certificate or policy by the Landlord will derogate from or diminish the Landlord's rights or the Tenant's obligations contained in this Lease, including, without limitation, those contained in Article 9.

9.03 Tenant's Failure to Insure

If:

(a) the Tenant fails to take out or to keep in force any insurance referred to in section 9.01(1), or

(b) the Landlord or a Mortgagee has notified the Tenant in writing that it does not approve of a policy or certificate of insurance and has given the Tenant its reasons for not approving the policy or certificate, and the Tenant has not begun diligently to rectify the situation within forty eight (48) hours after written notice from the Landlord or Mortgagee, or has not thereafter proceeded diligently to complete the rectification of the situation,

the Landlord may, but need not, effect the insurance at the Tenant's expense and, without prejudice to the Landlord's other rights and remedies, the Tenant will pay to the Landlord within thirty (30) days after receipt of an invoice from the Landlord setting out reasonable particulars of the charges, as Additional Rent, the Landlord's cost of effecting

the insurance, including, but not limited to, the premiums paid, plus a sum equal to fifteen percent (15%) of the Landlord's cost.

9.04 Insurance Proceeds for Loss of Leasehold Improvements

All proceeds payable to the Landlord for the loss of Leasehold Improvements pursuant to section 9.02(2) will be made available toward the repair, restoration or replacement of the Leasehold Improvements, as required, unless this Lease is terminated. Unless the termination arises, directly or indirectly, as a result of the Tenant's default or negligence or as a result of the requirements of the municipality or other lawful authority, the proceeds will be divided between the Landlord and the Tenant with the Tenant receiving that proportion of the proceeds that the un-depreciated portion of the original cost of the Leasehold Improvements (assuming that the maximum depreciation under sound accounting practices has been taken) bears to the original cost of the Leasehold Improvements, and the Landlord receiving the balance. Any proceeds which the Tenant may receive for the loss of Leasehold Improvements will be used for the repair, restoration or replacement of the Leasehold Improvements, as required, unless this Lease is terminated. If the termination arises, directly or indirectly, as a result of the Tenant's default or negligence, or as a result of the requirements of the municipality or other lawful authority, the proceeds will be paid in full to the Landlord; otherwise, the proceeds will be divided between the Landlord and the Tenant in the proportion referred to earlier in this section.

9.05 Increase in Insurance Premiums or Cancellation of Insurance

(1) Nothing will be done, omitted to be done, brought into, kept, used, sold or offered for sale on or from the Premises nor will the Tenant do, bring into, keep or permit to be done or kept anything anywhere else in the Project that may contravene any of the Tenant's insurance policies (whether direct damage or liability) relating to the Premises or any of the Landlord's insurance policies (whether direct damage or liability) relating to all or any part of the Project or that would subject any insurance policy to cancellation, would result in a refusal to renew any insurance policy or would prevent the Landlord from obtaining policies with companies acceptable to the Landlord. The Tenant will promptly comply with all requirements or recommendations of:

(a) the Insurers Advisory Organization of Canada or of any successor or similar organization;

(b) the Landlord's insurers; and

(c) all insurance policies now or in the future in effect, pertaining to or affecting all or part of the Project.

(2) If:

(a) the use or occupancy of the Premises; or

(b) the conduct of business in the Premises; or

(c) anything brought into, kept or used in the Premises; or

(d) any acts or omissions of the Tenant or anyone for whom the Tenant is legally responsible in the Project or any part of it;

causes or results in any increase in premiums for the insurance from time to time carried by the Landlord in respect of the Project (whether direct damage or liability), then the Tenant will pay any such increase in premiums, as Additional Rent, within thirty (30) days after receipt of an invoice from the Landlord accompanied by particulars of the increase in premiums. In determining whether increased premiums are caused by, or are the result of, any of the foregoing, a schedule issued by the organization calculating the insurance rates for the Project showing the various components of the rates will be conclusive evidence of the several items and charges that make up the insurance rates. Any rate attributed to the Tenant or to the Premises that exceeds the rate for normal office use of the Premises without any operations that would constitute a potential hazard will conclusively be considered to be caused by the Tenant's use or occupancy. If the Landlord has chosen to self-insure, the Tenant will pay to the Landlord, as Additional Rent, within thirty (30) days after receipt of an invoice from the Landlord setting out reasonable particulars of the charges the amount that otherwise would have been payable under this subsection had the Landlord not chosen to self-insure.

(3) If:

(a) the use or occupancy of the Premises; or

(b) the conduct of business in the Premises; or

(c) anything brought into, kept or used in the Premises; or

(d) any acts or omissions of the Tenant or anyone for whom the Tenant is legally responsible in the Project or any part of it;

causes or could result in the cancellation of, or the reduction in coverage under, any insurance policy (direct damage or liability) relating to the Project or any part of it, and if the Tenant fails to remedy the condition

giving rise to the cancellation or potential cancellation of, or reduction or potential reduction in, coverage within forty eight (48) hours after notice thereof by the Landlord, so that the Landlord may reinstate, or avoid cancellation of, or reduction in coverage of, the policy, as the case may be, the Landlord or its agents may, but need not, either:

(i) enter the Premises and remedy the condition giving rise to the cancellation or potential cancellation of, or reduction or potential reduction in, coverage (including removal of any offending article), in which case the Tenant will pay to the Landlord the cost of remedying the condition within thirty (30) days after receipt of an invoice from the Landlord setting out reasonable particulars of the charges, as Additional Rent, and the Landlord will not be liable for loss or damage to the Tenant's property or to the property of others located on the Premises or to the Tenant's business by reason of the Landlord's actions, and no such entry is a re-entry or a breach of the Landlord's covenant for quiet enjoyment contained in this Lease or implied by law; or

(ii) re-enter the Premises and take possession in which case Article 14 will apply.

9.06 Landlord's Insurance

(1) Subject to section 9.06(2), the Landlord will take out or cause to be taken out and keep in force throughout the Term:

(a) insurance on the Project in respect of fire and such other perils as are from time to time defined in the usual extended coverage endorsement including, without limitation, sprinkler leakages, in an amount equal to the full replacement cost of the Project (but which may exclude the cost of foundations and permit a deductible amount to be assumed by the Landlord);

(b) comprehensive general liability insurance in respect of the Project in an amount of at least five million dollars ($5,000,000.00) for claims for personal injury or property damage arising out of any one occurrence; and

(c) boiler, pressure vessels and machinery insurance in respect of any boilers, pressure vessels and machinery operated in the Project (other than in the Premises or other areas that are rented) in the amount of at least four million dollars ($4,000,000.00) for any one accident.

(2) Despite any other provision of this Lease, as long as Sun Life Assurance Company of Canada is the Landlord, the Landlord may self-insure, in whole or in part, in respect of any and all casualties.

(3) Upon the request of the Tenant from time to time the Landlord will furnish a statement as to the perils in respect of which and the amounts to which it has insured the Project and the improvements and installations in the Premises, and also of the perils and amounts as to which the Landlord is self-insuring the Project and the improvements and installations in the Premises.

9.07 Releases

(1) Despite anything contained in Articles 8 and 9 of this Lease, if and whenever by the terms of those articles or otherwise the Tenant is liable to pay for, or reimburse the Landlord in respect of, loss or damage for which the Landlord is obligated under this Lease to carry insurance, or does otherwise carry insurance, then if and to the extent that:

(a) the Landlord has been indemnified in respect of that loss or damage by insurance, the Landlord covenanting diligently to make and pursue all claims under its applicable insurance policies, or

(b) the Landlord has elected to self-insure, and the Landlord could reasonably expect to have been so indemnified by insurance if the particular loss or damage would normally have been insured against by reasonable prudent owners of comparable commercial developments in the municipality or other similar political subdivision of the province in which the Lands are situate having regard to the size, age, location, nature, character and use of the Project,

then and to that extent the Landlord releases the Tenant and those for whom the Tenant is in law responsible from any and all such liability to pay for loss or damage or to reimburse the Landlord.

(2) The Landlord will make reasonable efforts to have included in the insurance policies required under this Lease to be maintained by the Landlord provisions whereby releases of liability granted by the Landlord under this Lease in favour of the Tenant shall not affect the right of the Landlord to recover under said policies. If and so often as the insurer requires additional premiums to be paid for including such provisions in the policies, the amounts of the additional premiums will be payable by the Tenant within thirty (30) days after receipt of an invoice from the Landlord.

(3) If and whenever by the terms of this Lease or otherwise the Landlord shall be liable to reimburse the Tenant in respect of loss or damage for which the Tenant is obligated hereunder to carry insurance, or does otherwise carry insurance, then if and to the extent that the Tenant has been indemnified in respect of that loss or damage by insurance, the Tenant covenanting diligently to make and pursue all claims under its

applicable insurance policies, then and to that extent the Tenant releases the Landlord and those for whom the Landlord is in law responsible from any and all such liability to reimburse the Tenant.

ARTICLE 10
LIMITATION OF LIABILITIES

10.01 Limitation of the Landlord's Liability

The Landlord is not liable for the death or illness of, or bodily injury to, the Tenant, its employees, agents, invitees, licensees or any other person on the Premises or elsewhere in the Project, unless caused by the Landlord's gross negligence or wilful default, nor for the loss of, or damage to property of the Tenant, its employees, agents, invitees, or licensees or of any other person, and in no event shall the Landlord be liable for:

(a) loss of, or damage to, moneys, securities, negotiable instruments, papers or other valuables of, or in the possession of, the Tenant, its employees, invitees or others; or

(b) any act or omission (including theft, malfeasance or negligence) on the part of any contractor or person from time to time retained by the Landlord to perform work in or about the Premises or elsewhere in the Project; or

(c) any consequential or economic damages, loss or injury; or

(d) damages for personal discomfort or inconvenience; or

(e) any type of damages, compensation or claim referred to in section 8.06(4); or

(f) any type of loss or damage referred to in sections 8.02(3), 8.03(6) or 9.05(3)(d)(i).

10.02 Risk of Loss

All property of the Tenant or of any other person kept or stored on the Premises or elsewhere in the Project will be kept or stored at the Tenant's risk and the Tenant will indemnify and save the Landlord harmless from and against all claims arising out of loss of or damage to any of the Tenant's property or to the property of any other person, including subrogation claims by the Tenant's insurers.

10.03 No Promise to Remodel

There is no promise, representation or undertaking by or binding upon the Landlord with respect to alterations, remodelling or decoration of, or installation of equipment or fixtures in, the Premises except to the extent expressly provided in this Lease or in an agreement to lease executed by both the Landlord and the Tenant. Unless an express provision provides for completion of the alterations, remodelling, decoration or installation after the Tenant takes occupancy of the Premises, the taking of occupancy, subject to section 10.04, constitutes conclusive evidence as against the Tenant that all alterations, remodelling, decorating or installation of equipment and fixtures required to be done by the Landlord has been satisfactorily completed. A statement from the Architect that the Landlord has fulfilled its obligation in respect of the Premises binds the parties.

10.04 Acceptance of Premises

The Tenant will examine the Premises before taking possession and, no later than ten (10) days after taking possession, will advise the Landlord in writing, with a reasonable amount of detail, of any defects in the Premises that prevent or diminish their use. Except to the extent that the Tenant has so advised the Landlord, the Tenant will be considered for all purposes to have accepted the Premises in their then existing condition and the Landlord will not have any further obligation to the Tenant for defects or faults except:

(a) latent defects that could not be discovered on a reasonable examination;

(b) defects or faults in Structural Elements, as they relate to the Premises, not caused by acts or omissions of the Tenant; and

(c) defects in work to be performed by the Landlord that was not completed when the Tenant took possession and that could not be discovered on a reasonable examination upon taking possession.

10.05 No Claim for Inconvenience

The Tenant will not be entitled to claim for compensation for damages, inconvenience, nuisance or discomfort arising from the necessity of repair or renovation or rebuilding of any portion of the Project.

10.06 Indemnity by Tenant

Except to the extent that the Landlord may be liable under the provisions of section 10.01, the Tenant will defend and indemnify the Landlord and save it harmless against, in respect of and from:

(a) all claims for personal injury or death, property loss or damage or any other loss or damage of every kind arising out of, or resulting from,

(i) any occurrence, situation or act of omission or commission in, upon or at the Premises; or

(ii) any occurrence, situation or act of omission or commission in, upon or at the Project (other than the Premises) to the extent that the claim relates to the injury or death of, or loss of or damage to property of or in the care of, the Tenant, its employees, invitees or licensees or any other person at the Project for the purpose of attending at the Premises; or

(iii) the use or occupation of the Premises by the Tenant or any subtenant, agent, employee, invitee or licensee of the Tenant or by any other person for whom the Tenant is legally responsible; or

(iv) the conduct of any work by, or any act or omission of, the Tenant or any subtenant, agent, employee, invitee or licensee of the Tenant or of any other person for whom the Tenant is legally responsible;

(b) all costs, expenses, charges, penalties, losses, liabilities and damages, suits and actions of every kind incurred or suffered by the Landlord in connection with or arising out of all claims of the type referred to in paragraph (a), and the expenses of all actions and proceedings pertaining thereto including, but not limited to, reasonable legal fees on a solicitor and his own client basis;

(c) all costs, expenses, charges, penalties, losses, liabilities and damages incurred or suffered by the Landlord arising from any breach or non-performance by the Tenant of any of its covenants or obligations under this Lease or non-compliance by the Tenant with any of the conditions of this Lease; and

(d) all costs and expenses, including but not limited to, reasonable legal fees (on a solicitor and his own client basis) that may be incurred or paid by the Landlord in enforcing against the Tenant performance of its covenants and agreements contained in this Lease and compliance with the conditions contained in this Lease.

The Tenant's obligations under this section shall survive the end of the Term.

10.07 No Waiver

The Landlord's failure to insist in one or more cases upon the strict performance or observance of a covenant or compliance with a condition of this Lease or to exercise any of its rights arising out of the Tenant's default will not constitute a waiver of the Landlord's right to insist upon the performance or observance of the covenant or compliance with the condition, or performance or observance of any other covenant or compliance with any other condition. The Landlord's acceptance of Rent, whether or not with the knowledge of a breach of a covenant or condition contained in this Lease, will not constitute a waiver of the breach. The Landlord's acceptance of Rent from any person other than the Tenant will not be considered a recognition of any rights not expressly granted in this Lease or a waiver of any of the Landlord's rights, or an admission or consent that the person is a subtenant or assignee of this Lease. No waiver by the Landlord of a provision of this Lease will be considered to have been made unless in writing and signed by the Landlord.

10.08 Accord and Satisfaction

No payment by the Tenant or receipt by the Landlord of a lesser amount than the monthly payment of Basic Rent and Additional Rent herein stipulated is considered to be other than on account of the earliest stipulated Basic Rent or Additional Rent. No endorsement or statement on any cheque or in any letter accompanying any cheque or rent payment may be considered an acknowledgement of full payment or an accord and satisfaction; the Landlord may accept and cash any such cheque or payment without prejudice to the Landlord's right to recover the balance of such rent or pursue any other remedy that the Landlord may have.

10.09 No Partnership or Agency

This Lease does not create a partnership or joint venture between the Landlord and the Tenant nor does it create the relationship of principal and agent, although a limited principal-agent relationship may be created in the future in accordance with section 14.03.

10.10 Excusable Delay

If, because of a circumstance beyond the control of a party, the party is delayed in performing or observing a covenant or in complying with a condition under the terms of this Lease that it is required to do by a specified date or within a specified period of time, and if the circumstance is neither caused by the default or act of commission or omission of that party nor avoidable by the exercise of reasonable effort or foresight by that party, the date or period of time by or within which it is to perform, observe or comply will be extended by a period of time equal to the duration of the delay, and the other party to this Lease will not be entitled to compensation for damages, inconvenience, nuisance or discomfort occasioned thereby. Such circumstances include, but are not limited to, strikes or other labour or industrial disturbances, civil disturbance, acts, orders, legislation, regulations or directives of any government or other public authorities, acts of the public enemy, war, riot, sabotage, blockage, embargo, shortage of materials and supplies, explosion and act of God.

Nothing in this section, however, excuses a delay caused by lack of funds or other financial circumstances or excuses the Tenant from paying when due and payable any moneys payable pursuant to this Lease.

ARTICLE 11
ACCESS

11.01 Entry by Landlord

The Tenant will permit the Landlord and its authorized agents, employees and contractors to enter upon the Premises at any time or times to examine and inspect the Premises and to make all repairs, alterations, changes, adjustments, improvements or additions to the Premises or the Project or any part of the Project including the Project Systems that the Landlord considers necessary or desirable, whether for the direct benefit of the Premises or where necessary to serve another part of the Project. For these purposes, the Landlord may take all material into and upon the Premises that is required therefor and may have access to the overhead conduits and access panels to shafts and the Landlord may check, calibrate, adjust and balance controls and other parts of the Project Systems. The Rent required to be paid pursuant to this Lease will not abate or be reduced while any such repairs, alterations, changes, adjustments, improvements or additions are being made due to loss or interruption of the Tenant's business. The Tenant will not obstruct pipes, conduits, ducts or shafts or other parts of the Project Systems so as to prevent reasonable access to them. The Tenant will provide free and unhampered access for the above purposes and will not be entitled to compensation for any damages, inconvenience, nuisance or discomfort caused thereby, but the Landlord in exercising its rights under this Lease will make reasonable efforts to minimize interference with the Tenant's use and enjoyment of the Premises. No entry made or work undertaken by or on behalf of the Landlord upon the Premises pursuant to this section is a re-entry or a breach of the Landlord's covenant for quiet enjoyment contained in this Lease or implied by law. Despite the foregoing, the Landlord will endeavour to give the Tenant at least twenty-four (24) hours prior notice before doing any repair or maintenance work during Business Hours except in the case of emergencies.

11.02 Exhibiting Premises

The Tenant will permit the Landlord and the Landlord's agents to exhibit the Premises at all reasonable hours during the last twelve (12) months of the Term to prospective tenants and to all other persons having authority from the Landlord or the Landlord's agents to view the Premises. The Landlord may enter the Premises at all reasonable hours during the Term to show the Project to prospective purchasers or mortgagees.

11.03 Where the Tenant is not Available

If the Tenant is not personally present to admit entry into the Premises, at any time, when for any reason an entry into the Premises is necessary or permissible, the Landlord or its agent may, to the extent necessary, forcibly enter the Premises without rendering the Landlord or its agent liable therefor, without affecting the obligations and covenants of this Lease, and without constituting a re-entry or a breach of the Landlord's covenant for quiet enjoyment contained in this Lease or implied by law. Nothing in this section, however, imposes upon the Landlord any obligation, responsibility or liability for the care, maintenance or repair of the Premises or any part of them.

ARTICLE 12
STATUS CERTIFICATES; SUBORDINATION AND ATTORNMENT; FINANCIAL INFORMATION

12.01 Status Certificates

The Tenant will from time to time execute and deliver, within ten (10) days after a written request from the Landlord, in a form supplied by the Landlord, a status certificate addressed to the Landlord, or to a prospective purchaser, assignee, lessee or Mortgagee of the Lands, the Premises, the Building or the Project, as requested, certifying, according to the facts,

(a) that this Lease is unmodified and in full force and effect or, if there have been modifications, that this Lease is in full force and effect as modified, stating the modifications, or that this Lease is not in full force and effect;

(b) the Commencement Date;

(c) the rental payable under this Lease and the date to which Basic Rent and Additional Rent have been paid;

(d) whether or not there are any defaults or alleged defaults by the Tenant in the payment of any Rent or in any other respect under this Lease, specifying the nature and extent of all defaults, if any, and stating whether a notice of default has been served on the Tenant;

(e) whether or not there are any defaults or alleged defaults by the Landlord under this Lease, specifying the nature and extent of all defaults, if any, and stating whether a notice of default has been served on the Landlord;

(f) whether the Tenant has any defences, set-offs or counterclaims against enforcement of its obligations under this Lease;

(g) with reasonable particularity, details of the Tenant's and of any Indemnifier's financial standing and corporate organization; and

(h) as to any other matters pertaining to this Lease which the Landlord, acting reasonably, may request,

it being intended that any such certificate may be relied upon by the Landlord or by any prospective purchaser, assignee, lessee or Mortgagee of the Lands, the Premises, the Building or the Project. Failure to execute the requested certificate within the stipulated ten (10) day period is a default under this Lease and the Landlord may, at its option, terminate this Lease without incurring any liability for so doing. The Tenant will be liable for damages to the Landlord for failure to execute and deliver the requested certificate.

12.02 Subordination and Attornment

At the Landlord's request, the Tenant will subordinate this Lease to Mortgages that may affect the Lands now or in the future and will execute promptly documents in confirmation of the subordination if requested by the Landlord. The Tenant will, in respect of such Mortgages, also enter into an agreement with the Mortgagee that if the Mortgagee becomes a mortgagee in possession or takes steps to realize its security the Tenant will attorn to the Mortgagee and become the Mortgagee's tenant or the tenant of any purchaser from the Mortgagee should the Mortgagee exercise any permitted power of sale, the attornment to be for the then unexpired residue of the Term on all the terms and conditions of this Lease but the Tenant will be required to subordinate this Lease and to enter into such agreement only if the Mortgagee agrees in writing to accept the attornment and to permit the Tenant to remain in possession of the Premises, as long as the Tenant is not in default, until this Lease is terminated by passage of time or by action taken because of a default of the Tenant. The Tenant appoints the Landlord its agent or attorney, at its option, to execute all documents in confirmation of a subordination of this Lease in favour of a Mortgagee or an attornment to a Mortgagee. If the Landlord elects not to execute the documents referred to in the previous sentence as agent or attorney of the Tenant and if the Tenant fails to execute and deliver them or any of them after being requested by the Landlord, such failure constitutes a default under this Lease entitling the Landlord to exercise any or all of its remedies after the expiration of ten (10) days' notice of its intention to do so unless within the ten (10) day period the Tenant executes and delivers the documents.

12.03 Financial Information

The Tenant will, upon request, provide the Landlord with such information as to the Tenant's or the Indemnifier's financial standing and corporate organization as the Landlord or a Mortgagee, if any, requires. Failure of the Tenant to comply with the Landlord's request herein constitutes a default under this Lease entitling the Landlord to exercise any or all of its remedies.

ARTICLE 13
ASSIGNING AND SUBLETTING

13.01 Landlord's Consent Required

The Tenant will not assign this Lease in whole or in part, nor sublet all or part of the Premises, nor mortgage or encumber this Lease or all or part of the Premises, nor suffer or permit the occupation of, or part with or share possession of, all or part of the Premises to, by or with any person including, but not limited to, an assignee or subtenant of an approved subtenant (all the foregoing being sometimes hereinafter collectively referred to as a "Transfer"), unless, in each case, it has first requested in writing and obtained the Landlord's written consent, which will not be unreasonably withheld, unless the Landlord exercises its right of termination set out in section 13.02. Without limiting the grounds for withholding consent to a Transfer, the Landlord's refusal to consent to a Transfer will not be considered unreasonable if a reason for withholding the consent is:

(a) that the Landlord has concerns about the business, financial background, business history or creditworthiness of the proposed transferee (the "Transferee") or about the use to which the Premises may be put; or

(b) that the Landlord has other premises in the Project that would suit the Transferee's needs; or

(c) the Transferee's refusal to execute an agreement of the type referred to in section 13.03; or

(d) that the portion of the Premises to be the subject to the proposed Transfer (if the proposed Transfer is of less than the entirety of the Premises) is inappropriate in shape, size or other reason or may compromise or impair the Landlord's ability in the future to re-lease that portion or the residual of the Premises.

The consent by the Landlord to any Transfer, if granted, will not constitute a waiver of the necessity for a consent to a subsequent Transfer. This prohibition against a Transfer includes a prohibition against any Transfer by operation of law as well as any devolution of the Tenant's interest in this Lease, either pursuant to a will or as a result of an intestacy. No Transfer will take place by reason of the Landlord's failure to give notice to the Tenant within thirty (30) days as required by section 13.02.

13.02 Landlord's Right to Terminate

Whenever the Tenant intends to effect a Transfer, the Tenant will give the Landlord prior written notice of its intention, identifying the Transferee and providing such information as the Landlord or Mortgagee, if any, requires, including without limitation, information about the principals of the Transferee and its business, business history, reputation, financial strength and creditworthiness and about the use to which the Premises will be put. The Tenant will submit with its request for consent a true copy of any offer or agreement to take an assignment or sublease. The Landlord will, within thirty (30) days after having received the Tenant's notice and all the information it reasonably requires, notify the Tenant in writing either that:

(a) it consents or does not consent to the Transfer, in accordance with the provisions and qualifications in this Article 13, or

(b) rather than consenting to the Transfer, it chooses to cancel this Lease if the request relates to all the Premises or it chooses to cancel this Lease only with respect to the applicable part of the Premises if the request relates only to a part of the Premises.

In a case where the Tenant's request for consent to a Transfer relates only to a part of the Premises, the phrase "cancellation of this Lease" means cancellation of this Lease only with respect to the applicable part of the Premises, and similar expressions have similar meanings. If the Landlord notifies the Tenant that it chooses to cancel this Lease, the Tenant will notify the Landlord in writing within fifteen (15) days thereafter of the Tenant's intention either to refrain from effecting the Transfer or to accept the cancellation of this Lease. If the Tenant accepts the cancellation or fails to deliver such notice within the fifteen (15) day period, this Lease in its entirety or with respect to the applicable part of the Premises, as the case may be, will thereby be cancelled upon the expiration of the fifteen (15) day period or, if the parties mutually agree, upon the expiration of such longer period as may be agreed upon. If the Tenant advises the Landlord in writing that it intends to refrain from effecting the Transfer, then the Landlord's election to cancel this Lease will become null and void. If this Lease is cancelled only with respect to a part of the Premises, Basic Rent will abate in the proportion that the Rentable Area of the part of the Premises for which this Lease is cancelled bears to the Rentable Area of the Premises, calculated in accordance with section 2.02, and this Lease will be amended accordingly.

13.03 Tenant not Released on Transfer

(1) The Landlord's acceptance of a payment from a Transferee is not to be considered a waiver of the Tenant's obligation not to effect a Transfer without the Landlord's written consent nor is it to be considered consent to the Transfer nor does it release the Tenant from the further performance of its obligations under this Lease.

(2) Documents evidencing the Landlord's consent to a Transfer, if permitted or consented to by the Landlord, will be prepared by the Landlord or its solicitors, and all related legal costs will be paid by the Tenant to the Landlord or its solicitors, as Additional Rent, within thirty (30) days after receipt of an invoice from the Landlord setting out reasonable particulars of the charges.

(3) A consent by the Landlord to a Transfer, except for a Transfer that is a sublease, will, at the Landlord's option, be conditional on the prompt execution by the Transferee of an agreement directly with the Landlord to be bound by all the terms, covenants and conditions contained in this Lease as if the Transferee had originally executed this Lease as tenant. Despite any Transfer permitted or consented to by the Landlord, the Tenant will remain jointly and severally liable with the Transferee on this Lease and will not be released from compliance with any of the terms, covenants and conditions of this Lease during the Term or during the term of any renewal period pursuant to an option to renew.

13.04 Change in Control of Tenant

If after the date of execution of this Lease shares not listed for sale on a recognized stock exchange in Canada or the United States in the capital of either the Tenant or a corporation that controls the Tenant are transferred by sale, assignment, bequest, inheritance, operation of law or other disposition, or are issued by subscription or allotment, or are cancelled or redeemed, so as to result in a change in the effective voting or other control of the Tenant, or of a corporation that controls the Tenant, or if other steps are taken to accomplish a change of control, the Tenant promptly will notify the Landlord in writing of the change of control, which will be considered to be a Transfer of this Lease to which sections 13.01, 13.02 and 13.03(1) and (2) apply. Whether or not the Tenant notifies the Landlord, unless the Landlord previously had consented to the change of control, the Landlord may, within sixty (60) days after it learns of the change of control, notify the Tenant that it elects to terminate this Lease. If the Landlord notifies the Tenant that it elects to terminate this Lease because of a change in control, the Tenant may advise the Landlord in writing, within fifteen (15) days after receipt of written notice of the Landlord's election, that the Tenant chooses to reinstate this Lease by arranging for the transfer, sale, assignment or other disposition (the "Re-Transfer") from the shareholders of the Tenant or the corporation that controls the Tenant after such change in control to the shareholders of the Tenant or the corporation that controlled the Tenant immediately prior to such change in control. If the Tenant so advises the Landlord within such fifteen (15) days, and if the Re-Transfer is effected within thirty (30) days following the date the Tenant receives written notice of the Landlord's election and if immediately thereafter the Tenant provides the Landlord with evidence satisfactory to the Landlord that the Re-Transfer has been effected, this Lease will be reinstated for the balance of the Term; otherwise, this Lease will terminate forty five (45) days after the date on which the Tenant receives written notice of the Landlord's election, unless in the meantime the Landlord otherwise agrees in writing. The Tenant will make available to the Landlord or its lawful representatives all corporate books and records of the Tenant and of any corporation that controls the Tenant for inspection at all reasonable times, to ascertain to the extent possible whether

there has been a change of control. For the purposes of this section, control means the direct or indirect beneficial ownership of more than fifty percent (50%) of the voting shares in the capital of a corporation.

13.05 No Advertising of the Premises

The Tenant will not print, publish, post, display or broadcast any notice or advertisement or otherwise advertise that all or part of the Premises is available for lease or sublease or is otherwise available for the purpose of effecting a Transfer, and it will not permit any broker or other person to do any of the foregoing, unless the complete text and format of any such notice or advertisement is first approved in writing by the Landlord. Without restricting or limiting the Landlord's right to refuse any text or format on other grounds, no text or format proposed by the Tenant may contain a reference to the rental rate for the Premises and in no event shall the Tenant display any sign that is visible from outside the Premises.

13.06 Excess Rent on a Transfer

If an approved Transferee has taken a Transfer of all or part of the Premises and has agreed to pay a rent or other amount in respect of its use of the Premises or any part of the Premises that exceeds the rent receivable by the Landlord from the Tenant (or a pro-rated portion of such rent receivable by the Landlord in the case of a Transfer of less than the entire Premises), the Tenant will pay to the Landlord monthly, as Additional Rent, together with Basic Rent, an amount equal to the rent or other amounts paid or payable by the Transferee in excess of the rent received or receivable by the Landlord from the Tenant under this Lease (or a pro-rated portion of such rent receivable by the Landlord in the case of a Transfer of less than the entire Premises). For purposes of this section, rent receivable by the Landlord means Basic Rent, the Tenant's Proportionate Share of Operating Costs and amounts payable by the Tenant in respect of Taxes under section 4.02. For purposes of this section, rent or other amounts paid or payable by the Transferee includes the following:

(a) the sum of gross rent, including any amounts of escalation of Operating Costs and/or Taxes;

(b) the sum of net rent and amounts relating to Operating Costs or Taxes; and

(c) any premiums, bonuses, key money or lump sum payments made by the Transferee that may reasonably be considered to be for the use of all or part of the Premises, or amounts payable for the purchase or use of Leasehold Improvements or chattels in excess of their fair market value, lump sums to be amortized over the term of the Transfer for the purposes of calculating the rent.

For purposes of this section, in determining the rent payable under the Transfer, the Tenant will be entitled to deduct bona fide commissions to a real estate broker and bona fide leasehold inducements it must pay to the Transferee and the Tenant's costs to rearrange partitions and doors if necessitated by the making of the Transfer, any such rearrangement to be undertaken strictly in accordance with the provisions, and subject to the terms and conditions, of this Lease.

13.07 Assignment by Landlord

If the Landlord sells or otherwise disposes of the Building, the Lands or the Project or an interest in the Building, the Lands or the Project or this Lease or enters into a concurrent lease for the Premises or the Building or the Lands or the Project, to the extent that the purchaser or assignee assumes responsibility for compliance with the covenants and obligations of the Landlord under this Lease, the Landlord without further written agreement will be relieved of liability under the covenants and obligations.

ARTICLE 14
DEFAULT

14.01 Landlord's Right to Cure

Whenever there is a default under this Lease by the Tenant, in addition to all the Landlord's other rights and remedies under this Lease or by statute or at common law or in equity, the Landlord may, but need not, remedy or attempt to remedy the default, and in so doing may make payments due or alleged to be due by the Tenant to third parties and may enter the Premises to perform work or do other things. The Landlord's costs in remedying or attempting to remedy the default and in repairing any damage resulting from the default or from the remedying of the default together with a sum equal to fifteen percent (15%) of the Landlord's costs will be payable by the Tenant to the Landlord, as Additional Rent, within thirty (30) days after receipt of an invoice from the Landlord setting out reasonable particulars of the charges. The Landlord will not be responsible to the Tenant for loss or damage resulting from such entry or action by the Landlord unless caused by the negligence of the Landlord or a person for whom the Landlord is legally responsible, and nothing the Landlord does under this section is a re-entry or a breach of the Landlord's covenant for quiet enjoyment contained in this Lease or implied by law.

14.02 Right to Re-enter

(1) If and whenever:

(a) the Tenant fails to pay any instalment of Rent when due and payable; or

(b) the Tenant or an agent of the Tenant falsifies a report, certificate or statement required to be furnished to the Landlord pursuant to this Lease; or

(c) the Tenant or an Indemnifier or a person occupying the Premises or part of them or a licensee, concessionaire or franchisee carrying on business in the Premises becomes bankrupt or insolvent or takes the benefit of present or future legislation for bankrupt or insolvent debtors or files a proposal or makes an assignment for the benefit of creditors or an arrangement or compromise; or

(d) a receiver, interim receiver, trustee, liquidator or a receiver and manager is appointed for all or part of the Tenant's property or business or of an Indemnifier's, occupant's, licensee's, concessionaire's or franchisee's property or business; or

(e) steps are taken or an action or proceeding is instituted by the Tenant or by another party including, without limitation, a court or government body of competent jurisdiction for the dissolution or winding-up of the Tenant or for the liquidation of its assets; or

(f) the Tenant makes a sale in bulk of any of its assets on the Premises (other than a bulk sale made to an assignee or subtenant pursuant to an assignment or subletting permitted under this Lease and pursuant to the Bulk Sales Act or other similar legislation of the province in which the Lands are situate); or

(g) the Tenant abandons or attempts to abandon the Premises, or sells or disposes of its trade fixtures, goods or chattels or removes them from the Premises so that in the event of such sale or disposal there would be insufficient trade fixtures, goods or chattels of the Tenant on the Premises subject to distress to satisfy all rent due or accruing under this Lease for a period of at least twelve (12) months; or

(h) the Premises, without the Landlord's prior written consent, become and remain vacant for a period of ten (10) consecutive days or are used by persons other than those entitled under this Lease to use them; or

(i) the Tenant assigns, transfers, encumbers, sublets or permits the occupation or use or the parting with or sharing possession of all or part of the Premises to or by anyone except as permitted by this Lease; or

(j) this Lease, the Term or any of the Tenant's assets are seized, attached or taken in execution; or

(k) the Tenant fails to observe, perform or comply with any of the terms, covenants or conditions of this Lease to be observed, performed or complied with by the Tenant, other than the terms, covenants or conditions specifically referred to above in paragraphs (a) to (j), inclusive; or

(l) re-entry is permitted under another provision of this Lease,

then and in every such case, in addition to all its other rights, the Landlord may immediately re-enter the Premises or any part of them in the name of the whole and have again, repossess and enjoy them as of its former estate, in which event the Landlord may remove all persons and property from the Premises and store any removed property in a public warehouse or elsewhere at the cost of and for the account of the Tenant, or sell or otherwise dispose of any property on the Premises as the Landlord considers advisable, all without service of notice or resort to legal process and without the Landlord being considered guilty of trespass or becoming liable for any loss or damage occasioned thereby. For certainty, this right of re-entry applies to all the Tenant's covenants in this Lease, whether positive or negative. Despite the foregoing, the Landlord will not exercise its right of re-entry: (i) in the case of a default of the type referred to in section 14.02(1)(a) without first having given the Tenant five (5) days' written notice of the default; and (ii) in the case of a default of the type referred to in section 14.02(1)(k) without first having given the Tenant ten (10) days' written notice of the default (or such shorter period of time as is otherwise provided in this Lease). In the case of a default of the type referred to in section 14.02(1)(a), the Landlord will not exercise its right of re-entry in respect of that default if the Tenant cures the default within the said five (5) day notice period. In the case of a default of the type referred to in section 14.02(1)(k), the Landlord will not exercise its right of re-entry in respect of that default if the Tenant begins diligently within the said ten (10) day notice period to cure the default and thereafter prosecutes diligently to completion the curing of the default.

(2) Immediately upon the occurrence of any of the events referred to in paragraphs (b) to (j), inclusive, of subsection (1), in addition to all the Landlord's other rights, the full amount of the current month's instalment of Basic Rent and of all Additional Rent payments for the current month together with the next 3 months' instalments of Basic Rent and of all Additional Rent, all of which will be considered to be accruing due on a day-to-day basis, will become due and payable as accelerated rent and will be recoverable by the Landlord in the same manner as the rents hereby reserved and as if Rent were in arrears.

14.03 Right to Relet

(1) If the Landlord chooses to re-enter the Premises, or if it takes possession pursuant to legal proceedings or pursuant to any notice provided for by law it may either terminate this Lease or it may from time to time, without terminating this Lease, make such alterations and repairs as are necessary to relet the Premises or any part of them, as the Tenant's agent, for such term or terms (which may be for a term extending beyond the Term) and at such rent and upon such other terms, covenants and conditions as the Landlord in its sole discretion considers advisable. Upon each such reletting all rent received by the Landlord from the

reletting will be applied, first to the payment of any indebtedness from the Tenant to the Landlord other than Basic Rent or Additional Rent due under this Lease; second, to the payment of any costs and expenses of the reletting including, but not limited to, brokerage fees and solicitor's fees and of costs of alterations and repairs and of costs of tenant inducements; third, to the payment of Basic Rent and Additional Rent due and unpaid under this Lease; and the residue, if any, will be held by the Landlord and applied in payment of future Rent as it becomes due and payable. If rent received from the reletting during any month is less than that to be paid under this Lease during that month by the Tenant, the Tenant will pay any deficiency which will be calculated and paid monthly in advance on or before the first day of each and every month. No such re-entry or taking of possession of the Premises by the Landlord will be construed as a choice on its part to terminate this Lease unless a written notice of such intention is given to the Tenant. Despite any such reletting without termination the Landlord may at any time thereafter choose to terminate this Lease for the previous breach.

(2) If the Landlord at any time terminates this Lease for any breach, in addition to all its other remedies and notwithstanding anything hereinbefore provided, it may recover from the Tenant all damages it incurs by reason of the breach, including the cost of recovering possession of the Premises and all amounts of Basic Rent and Additional Rent to have been paid pursuant to this Lease for the remainder of the Term had there been no termination, all of which amounts will be immediately due and payable by the Tenant to the Landlord. If the Landlord in its sole discretion re-lets the Premises or any part thereof, it may also recover from the Tenant the cost of altering and reletting the Premises. In any case, the Landlord may recover from the Tenant all solicitor's fees (on a solicitor and his own client basis) incurred by or on behalf of the Landlord as a direct or indirect consequence of the matters referred to in this subsection (2).

14.04 Expenses

If legal action is brought for recovery of possession of the Premises or for the recovery of Basic Rent or Additional Rent, or because of the breach of any term, or covenant or non-compliance with any condition contained in this Lease to be performed or complied with on the part of the Tenant, and a breach or non-compliance is established, the Tenant will pay to the Landlord all expenses incurred in connection with the action, including solicitor's fees (on a solicitor and his own client basis), unless a court otherwise awards.

14.05 Waiver of Exemption for Distress

Despite any applicable legislation, as amended or replaced from time to time, none of the Tenant's goods and chattels on the Premises at any time during the Term will be exempt from levy by distress for Basic Rent or Additional Rent in arrears. If the Tenant claims an exemption or if the Landlord levies distress, this section may be pleaded as an estoppel against the Tenant in an action, application or any other proceeding brought to test the Landlord's right to levy distress against goods of the type exempted in the legislation, the Tenant waiving, as it does, all benefit that could or might have accrued to it under the legislation but for this section.

14.06 Lien on Tenant's Goods and Equipment

If at any time while the Tenant is in possession of the Premises or during the Term or at the expiration or earlier termination of the Term the Tenant is in default under a covenant or an obligation contained in this Lease, the Landlord has a lien on all goods, inventory, stock-in-trade, equipment and facilities of the Tenant as security against loss or damage resulting from the default and none of the goods, inventory, stock-in-trade, equipment or facilities will be removed by the Tenant until the default is corrected, unless otherwise permitted in writing by the Landlord. The provisions of this section will survive the expiration of the Term or earlier termination of this Lease.

14.07 Default of Payment Collectible as Additional Rent

If the Tenant is in default in the payment of amounts or charges required to be paid pursuant to this Lease, they will, if not paid when due and payable, be collectible as Additional Rent, immediately on demand, but nothing in this Lease is considered to suspend or delay the payment of any amount of money or charge when it becomes due and payable, or limit any other remedy of the Landlord. The Landlord may apply sums received from or due to the Tenant against amounts due and payable under this Lease in such manner as the Landlord sees fit.

14.08 Remedies are Cumulative

Mention in this Lease of a particular remedy of the Landlord in respect of a default by the Tenant does not preclude the Landlord from exercising another remedy in respect of that default, whether available at common law or in equity or by statute or expressly provided for in this Lease. No remedy is exclusive or dependent upon any other remedy, but the Landlord may from time to time exercise one or more of such remedies generally or in combination, such remedies being cumulative and not alternative. Whenever the Tenant seeks a remedy in court to enforce compliance with a term, covenant or condition in this Lease to be performed or complied with on the part of the Landlord, the Tenant's only remedy will be for damages that the Tenant can prove in a court of competent jurisdiction it has suffered as a result of the failure (if established) of the Landlord so to perform or comply.

14.09 Act of Subtenants

An act or omission on the part of a subtenant of the Tenant that if done, or omitted to be done, by the Tenant would constitute a breach of a covenant or condition in this Lease or would impose obligations on the Tenant or entitle the Landlord to exercise remedies is considered for all purposes to be the act or omission of the Tenant and entitles the Landlord to enforce its remedies under this Lease or at law against the Tenant.

ARTICLE 15
MISCELLANEOUS

15.01 Notices

Each notice, demand, approval, consent, waiver, statement or request (in this section collectively referred to as "notice") required or permitted to be given under this Lease by either party to the other must be in writing and will be considered to have been sufficiently and effectively given if signed by or on behalf of the party giving the notice and personally served on or mailed in Canada by registered mail, postage prepaid, to:

(a) the Landlord at its management office for the Project; and

(b) the Tenant at the Premises, as the case may be.

A notice to the Tenant will be considered to have been personally served if posted conspicuously anywhere in the Premises near a main entrance to the Premises.

A notice given in the manner set out above will be considered to have been received:

(a) on the date of delivery, if served personally; and

(b) on the fifth (5th) Business Day after the date of mailing by Canadian registered mail if posted in any post office or branch post office regularly maintained by the Government of Canada in the municipality or other political subdivision of the province in which the Lands are situate, or on the seventh (7th) Business Day after the date of mailing as aforesaid if posted outside the municipality or other political subdivision of the province in which the Lands are situate, except that no notice may be mailed during any period in which Canadian postal workers are on strike or in which Canadian mail service is disrupted or in which a postal strike or disruption of mail service which may be anticipated to affect normal mail delivery is imminent and if such a postal strike or disruption of service does begin within five (5) days following the mailing of a notice, the notice will be considered to be received on the seventh Business Day after the termination of the strike or the resumption of normal mail service unless the party sending the notice delivers it by personal service.

Either party may from time to time change the address to which notices are to be mailed or delivered by communicating such change to the other in the manner set out above. If at any time during the Term, the Tenant consists of more than one (1) person, corporation or other entity, then a notice, given by the Landlord addressed to one of such persons, corporations or other entities will be considered to have been duly given to the Tenant for all purposes under this Lease, and the first of any such notices given by one of such persons, corporations or other entities to the Landlord will be considered to have been duly given by the Tenant for all purposes under this Lease, it being the intention that each such person, corporation or other entity irrevocably designates all other such persons, corporations and other entities or any one of them as its agents for the purpose of giving and receiving all notices required by or which may be given or received under this Lease.

15.02 Registration of Lease

The Tenant will not register or permit the registration on its behalf of this Lease or an assignment of this Lease in this form in any land registry office. If either party wishes to register a document for the purpose of giving notice of this Lease or of an assignment of this Lease then upon request of that party, both parties will join in the execution of a short form or notice of this Lease, as may be applicable in the province in which the Premises are situate ("short form"). The Landlord or its solicitors will prepare the short form and all other related documentation required for registration at the Tenant's expense. The short form will provide for and require the Landlord's consent to the registration of the document and will contain no more than the following information concerning the Lease: a description of the parties, the Premises, the Commencement Date, the expiration date of the Term and any renewal or extension rights. The short form will contain a provision by which the Tenant constitutes and appoints the Landlord and its nominees as the agent and attorney of the Tenant for the purpose of executing instruments required from the Tenant to give effect to the provisions of section 12.02 of the Lease, including applications to register postponements of this Lease or the short form in favour of any Mortgagee pursuant to Article 12. The Tenant will be responsible for payment of all costs, expenses and fees necessary for the registration or filing of the application to register the short form or of any assignment of the Lease and the Tenant will complete all necessary affidavits required for registration purposes, including affidavits necessary to register the power of attorney contained in the short form. At the Landlord's request, the Tenant will execute promptly a power of attorney at any time and from time to time as may be required to give effect to this section. None of the provisions of this Lease will be considered to have merged in the short form and, to the extent that there is any conflict, this Lease will prevail over the short form.

No instrument will be registered against title to all the Lands. When the Landlord consents to the registration of an instrument, it will identify the appropriate parcel or parcels within which the Premises are situate and notice will be registered only against title to that parcel or parcels. To the extent possible under applicable laws and regulations, the instrument shall permit the Landlord upon the expiry or other termination of this Lease to effect a removal of such registration without further action of the Tenant, but the Tenant shall nevertheless be required to assist the Landlord, at no cost to the Landlord, to remove any such registration upon the expiry or other termination of this Lease.

15.03 Quiet Enjoyment

If the Tenant pays the Basic Rent and Additional Rent, when due and payable, and performs and complies with all the other terms, covenants and conditions on the Tenant's part to be performed and complied with, the Tenant will peaceably and quietly hold and enjoy the Premises for the Term without hindrance or interruption by the Landlord, or any other person lawfully claiming by, through or under the Landlord subject, nevertheless, to the terms, covenants and conditions of this Lease.

15.04 No Interpretation Against Preparer

This Lease has been prepared by the Landlord and its professional advisors and reviewed by the Tenant and its professional advisors. The Landlord, the Tenant and their separate advisors believe that this Lease is the product of their joint efforts, that it expresses their agreement, and that it should not be interpreted in favour of either the Landlord or the Tenant or against either the Landlord or the Tenant merely because of their efforts in its preparation.

15.05 Arbitration

Wherever under any provision of this Lease it is stated that a matter is to be determined by Arbitration, it shall be determined by a single arbitrator appointed by the parties. If the parties cannot agree on a single arbitrator, then, upon the application of either party, a Justice of the superior court of the province in which the Premises are situate shall appoint an arbitrator whose sole determination shall be final. The arbitrator shall be a disinterested person of recognized competence in the real estate business in the municipality or other similar political subdivision in which the Premises are situate. The expense of such arbitration shall be borne equally by the Landlord and the Tenant. Except as otherwise provided herein the arbitration shall be conducted in accordance with the provisions of the Arbitration Act of the province in which the Premises are situate and any amendments thereto or successors to such statute which provisions shall apply mutatis mutandis.

ARTICLE 16
ADDITIONAL PROVISIONS

16.01 Fixturing Period

Provided that the Tenant has executed and returned the Lease to the Landlord, the Tenant shall be entitled to have access to and exclusive possession of the Premises from February 1, 2003 to the Commencement Date (the "Fixturing Period") to carry out the construction of its Tenant's Improvements and installation of such fixtures as are permitted by the terms of this Lease and to commence its business operations. Such occupation or possession of the premises prior to the Commencement Date shall be subject to all terms and conditions of the Lease, save only that the Tenant shall not be obligated to pay Basic Rent or its Proportionate Share of Operating Costs and Taxes during the Fixturing Period.

The Tenant expressly acknowledges and agrees that this Fixturing Period clause is personal to AMS Homecare Inc.

16.02 Deposit

Deposit means the sum of Thirteen Thousand One Hundred Forty Two Dollars and Fifty Six Cents ($13,142.56) to be applied in payment of the first and last months' Basic Rent plus GST. The Landlord acknowledges receipt of the Deposit which the Landlord may use, retain or apply all or part of to the extent required for the payment of any Rent or any other sums as to which the Tenant is in default or as compensation on account for any loss of damage arising from the breach or default by the Tenant of any provision of this Lease. If the Landlord uses, retains or applies all or part of the said sum for other than the last month's Basic Rent as provided above, the Tenant will, upon notification by the Landlord, pay to the Landlord the amount required to reimburse it for the amounts so applied. The Deposit will not bear interest.

ARTICLE 17
ACCEPTANCE

17.01 Acceptance of Lease

The Tenant hereby accepts this Lease of the Premises to be held by it as tenant subject to the terms, covenants and conditions set out above.

IN WITNESS WHEREOF the Landlord and the Tenant have duly executed this Lease as of the day and year first above written.

SUN LIFE ASSURANCE COMPANY OF CANADA

Per: ANDREW B. BAXTER
Name: DIRECTOR LEASING / WESTERN REGION
Title:

Per:
Name: TOD GATENBY
Title: ASSISTANT VICE PRESIDENT REAL ESTATE WESTERN REGION

We have authority to bind the Corporation.

AMS HOMECARE INC.

Per: *[signature]*
Name: *Rahi Gill*
Title: *President*

Per: *[signature]*
Name: *Harj Gill*
Title: *General Manager*

I/We have authority to bind the Corporation.

SCHEDULE A
DEFINITIONS

"Accountant" means the chartered accountant (who may be the Landlord's internal accountant or auditor) from time to time named by the Landlord;

"Additional Rent" means any and all sums of money or charges required to be paid by the Tenant under this Lease (except Basic Rent) whether or not designated "Additional Rent" and whether or not payable to the Landlord.

"Arbitration", if that term is used in this Lease, has the meaning given to it in section 15.05 of this Lease.

"Architect" means the architect, engineer and/or quantity surveyor from time to time named by the Landlord;

"Basic Rent" means the annual rent payable by the Tenant pursuant to section 3.02;

"Building" means the building structure bearing the municipal address identified in section 1.01(3) in which the Premises are located that the Landlord is constructing or has constructed as part of the Project including the underground parking garage, if any, and all improvements, equipment, facilities, installations, systems and services and all public areas that are in or adjacent to the structure or that serve or are for the benefit of the structure, or as such structure, improvements, equipment, facilities, installations, systems, services and public areas may be altered, expanded or reduced from time to time;

"Building Lands" means the parcel of land on which the Building is located and which is described as such in Schedule B;

"Business Day" means any day that is not a Saturday, a Sunday or a holiday as defined in the Interpretation Act of the province in which the Lands are situate, or if there is no such Interpretation Act, then in any similar legislation defining holidays in such province;

"Commencement Date" means the date specified in section 1.01(5);

"Common Areas" means those areas, as expanded, reduced or rearranged from time to time, in the Project that serve or are intended to be used by or to benefit more than one (1) tenant or component of the Project and that are not rented or designated or intended by the Landlord to be rented, including, but not limited to, entrances, lobbies, access and service corridors, indoor and outdoor walkways (both open and enclosed), stairways, washrooms, indoor and outdoor plazas and landscaped or planted areas, those parts of the passageways or tunnels, if any, leading to the underground public transportation system, if any, and to other buildings or pedestrian malls that are on the Lands, if any, the mailroom, electrical, telephone, meter, valve, mechanical, storage and janitor rooms, shipping and receiving areas and loading docks, and driveways and laneways.

"Indemnifier" means, if applicable, any person that has executed or agreed to execute an indemnity agreement, in form and substance satisfactory to the Landlord, in respect of the Tenant's obligations under this Lease;

"Lands" means the Building Lands or, if applicable, the Project Lands;

"Lease" means this Lease, and includes the Schedules referred to in section 1.02 and attached hereto and every properly executed instrument which by its terms amends, modifies or supplements this Lease;

"Lease Year" means a period of twelve (12) consecutive calendar months during the Term ending on the last day of a financial year of the Landlord except that:

(a) the first Lease Year of the Term begins on the first day of the Term and ends on the last day of the financial year of the Landlord in which the first day of the Term occurs, and may be a period of less than twelve (12) consecutive calendar months;

(b) the last Lease Year of the Term begins on the first day of the financial year of the Landlord during which the last day of the Term occurs and ends on the last day of the Term, and may be a period of less than twelve (12) consecutive calendar months; and

(c) if the Landlord changes its financial year and notifies the Tenant of its new financial year end, the period between the last day of its old financial year and the last day of its new financial year in the calendar year in which the financial year of the Landlord is changed will constitute a Lease Year and will be a period of less than twelve (12) consecutive calendar months, and the next Lease Year will continue consecutively;

"Leasehold Improvements" means any and all improvements from time to time made to, erected in or installed on the Premises:

(a) by the Tenant; or

(b) by a subtenant of the Tenant or by any other occupant of the Premises; or

(c) by the Landlord or others on behalf of the Tenant, a subtenant of the Tenant or any other occupant of the Premises, including, but not limited to, alterations, partitions, additions, installations, decorations and fixtures (other than the trade fixtures of the Tenant, a subtenant of the Tenant or any other occupant of the Premises), and any and all related equipment, appurtenances and components including, but not limited to, electrical, lighting, telecommunication and plumbing fixtures and installations and all their ancillary components such as conduits, pipes and wiring;

"Mortgage" means a mortgage or charge (including a deed of trust and mortgage securing bonds and all indentures supplemental thereto) which may now or in the future affect the Project, and includes all renewals, modifications, consolidations, replacements and extensions thereof.

"Mortgagee" means the mortgagee or trustee for bondholders, as the case may be, named in a Mortgage;

"Operating Costs" means the total of all expenses incurred by or on behalf of the Landlord, in the maintenance, operation, repair, and management of the Project. Without limiting the generality of the foregoing:

(a) Operating Costs include, without limitation and without duplication:

(i) the cost of insurance carried by the Landlord with respect to the Project, and any deductible amount paid by the Landlord in connection with each claim made by the Landlord under such insurance, and if the Landlord elects to self-insure, in whole or in part, the amount of reasonable contingency reserves not exceeding the amount of premiums which would otherwise have been incurred in respect of the risks undertaken;

(ii) provision of security, life safety systems, traffic control, landscaping, exterior cleaning, and snow removal services;

(iii) inspections and repairs and replacements to and maintenance of the Project in respect of the Common Areas;

(iv) hot and cold water, electricity, telephone, steam, gas, sewage disposal, garbage disposal, and other utilities and services not separately metered and paid separately by tenants of the Project;

(v) maintenance and replacement of signage and directories;

(vi) preparation of statements respecting Operating Costs including audit and/or accounting fees;

(vii) the fair rental value of space in the Project used by the Landlord in connection with the maintenance, operation, repair, and management of the Project;

(viii) appeal of Taxes, including legal and other professional fees;

(ix) salaries, wages and fringe benefits paid to employees engaged in the maintenance, operation, repair, and management of the Project;

(x) uniforms, supplies, tools, equipment and materials used in the maintenance, operation, repair, and management of the Project;

(xi) management fees or management agent fees and administrative charges of a management company, if any, for the Project or any part of it, or, if the Landlord chooses to manage the Project or any part of it itself or through a company or other person or firm with which it does not deal at arm's length, a management fee to the Landlord in an amount comparable to that which would be charged by a real estate management company for management of similar commercial developments in the municipality or other similar political subdivision in which the Project is situate;

(xii) Sales Taxes, less any input tax credits, refunds, rebates, or other similar reductions of such Sales Taxes to the extent such input tax credits, refunds, rebates or similar reductions may be claimed by the Landlord under the applicable federal, provincial or local legislation or regulations;

(xiii) depreciation of the costs of machinery, equipment, facilities, systems, and property (individually and collectively in this clause called "machinery") installed in or used in connection with the Project (except to the extent that the costs are charged fully to income account in the Landlord's tax year in which they are incurred), and interest on the un-depreciated portion of the original cost of such machinery, payable monthly, from the date on which the relevant cost was incurred, at an annual rate of interest that is two (2) percentage points above the Prime Rate in effect on the date on which the relevant cost was incurred (the rate of interest to be applied to the un-depreciated portion of the original cost, in each case, to be adjusted, as long as a rate is required, every five (5) years, on the anniversary date of the acquisition of the relevant machinery, to the annual rate of interest that is two (2) percentage points above the Prime Rate then in effect), as

accordance with sound and generally accepted accounting principles but no depreciation or interest will be charged in respect of any of the original components of the Project Systems installed in conjunction with the original construction of the Project;

(xiv) capital tax, if applicable, being the applicable amount (as hereinafter defined) of any tax or taxes at any time payable under the legislation of a province or to any political subdivision within a province by the Landlord, based upon or computed by reference to the paid-up capital or surplus or value of real estate portfolio or place of business of the Landlord as determined for the purposes of that tax, and for the purpose of this clause the phrase "applicable amount" of that tax means the amount of tax that would be payable if the Project were the Landlord's only establishment in that province and, should the Landlord convey all or any part of the Project, the word "Landlord" includes, severally, each of the persons or firms that may then constitute the Landlord;

(xv) the applicable amount (as hereinafter defined) of the tax known as the Large Corporations Tax, if applicable, and of any similar or replacement tax or taxes at any time payable under the legislation of Canada based upon or computed by reference to the paid-up capital or surplus or value of real estate portfolio or place of business of the Landlord as determined for the purposes of that tax, and for the purpose of this clause the phrase "applicable amount" of that tax means the amount of tax that would be payable if the Project were the Landlord's only establishment in Canada and, should the Landlord convey all or any part of the Project, the word "Landlord" includes, severally, each of the persons or firms that may then constitute the Landlord; and

(xvi) all other costs and expenses of every kind, to the extent incurred in or allocable to the maintenance, operation, repair, and management of the Project;

(b) except to the extent otherwise provided in paragraph (a) of this definition, above, Operating Costs exclude Taxes, debt service, depreciation, costs properly chargeable to capital account under generally accepted accounting principles, costs determined by the Landlord from time to time to be fairly allocable to the correction of inherent structural defects or weaknesses or initial malfunctions in operating equipment, all ownership costs not allocable to the actual maintenance, repair, operation, administration or management of the Project (such as advertising and promotional expenses in connection with leasing and leasing commissions), initial costs of construction of the Project, changes made to accommodate the special requirements of specific tenants, the capital cost of additions, improvements and modernizations to the Project after the date of original construction, and expenses of redecorating and renovating rentable space for new tenants;

(c) in computing Operating Costs there will be credited as a deduction:

(i) an amount equal to the net proceeds of insurance actually recovered by the Landlord for damage to the Project (or, if the Landlord has self-insured, a corresponding application of reserves less a reasonable deductible) to the extent that the cost to repair such damage is included in Operating Costs;

(ii) an amount equal to recoveries by the Landlord in respect of warranties or guarantees relating to the construction of the Project or any part of it to the extent that the repair costs in respect of the work covered by warranty or guarantee is included in Operating Costs; and

(iii) all amounts recovered from specific tenants of the Project under lease provisions similar to section 6.02 of this Lease, to the extent that those amounts are included in Operating Costs;

(d) it is acknowledged to be a basic principle of this Lease that the Tenant shall pay neither more nor less of the Operating Costs than those that pertain to the Premises. It is recognized that certain Operating Costs are determined on the basis of occupancy rates, and the Landlord may allocate such Operating Costs, without duplication, to those premises (including the Premises) benefitting from the services provided by those Operating Costs; and

(e) it is acknowledged that the Landlord shall be entitled on a reasonable basis to allocate Operating Costs among the Project, the Building, and parts of the Project other than the Building;

"Permitted Use" means the use identified in section 1.03(8);

"Premises" means the premises let to the Tenant identified in section 1.01(2), as rearranged or relocated from time to time pursuant to section 2.07;

"Prime Rate" means the minimum conventional lending rate of interest charged by the Canadian chartered bank designated by the Landlord (which designation the Landlord may from time to time change) for loans in Canadian funds to its most credit-worthy commercial customers;

"Project" means the Lands, as expanded, reduced or rearranged from time to time, the buildings and other improvements erected on the Lands from time to time, the fixtures installed thereon or therein from time to time, and the Project Systems, and includes, but is not limited to, those areas rented or designated or intended by the Landlord to be rented for office, retail, service, storage or parking purposes (such as the Premises), and those areas not so designated or intended (such as the Common Areas); provided that if and for so long as the only building structure on the Lands is the Building, then references to "Project" shall be deemed to be references to the Building;

"Project Lands", if applicable, means the parcel of land described as such in Schedule B, provided that Project Lands shall not be applicable if no such parcel of land is described as such in Schedule B;

"Project Systems" means all systems, services, installations or facilities from time to time installed in or servicing the Project intended for the use or benefit of more than one (1) tenant or component of the Project or for the Common Areas;

"Proportionate Share" of any amount (such as estimated or actual Operating Costs or Taxes) for any period means the result obtained in dollars when the relevant amount is multiplied by a fraction which has, as its numerator, the Rentable Area of the Premises and, as its denominator:

(a) in the case of estimated or actual Taxes or any portion of Taxes, the Rentable Area of the Building; and

(b) in all other cases, the Rentable Area of the Project;

"Rent" means Basic Rent and Additional Rent;

"Rentable Area" of the Project, Building, Premises or other space means the floor area, measured from the exterior face of all exterior walls comprising the boundaries of the Premises and, if applicable, from the centre line of walls separating the Premises from other rentable premises, and adjusted from time to time to reflect any expansion, reduction, rearrangement or relocation of space, and includes the Tenant's Proportionate Share of any electrical, telephone, meter, valve, mechanical, storage and janitor rooms;

"Required Conditions", if that term is used in this Lease, means all of the following:

(a) the Tenant being AMS Homecare Inc.;

(b) the Tenant being itself in occupation of and conducting its business in the whole of the Premises in accordance with the terms of this Lease; and

(c) there not being, and not having been, any default under this Lease or any other agreement between the Landlord and the Tenant pertaining to the Premises or this tenancy;

"Rules and Regulations" means the rules and regulations contained in Schedule D, as amended from time to time in accordance with section 5.03 and such other rules and regulations adopted and promulgated by the Landlord from time to time in accordance with section 5.03;

"Sales Taxes" means all sales taxes, Goods and Services Tax, Harmonized Sales Tax and other taxes, rates, duties, levies, fees, charges and assessments whatsoever, whether or not in existence at the commencement of the Term, imposed, assessed, levied, rated or charged on or paid directly or indirectly by the Landlord in respect of any goods, services or utilities provided by or on behalf of the Landlord in connection with the maintenance, repair, operation or management of the Project;

"Structural Elements" means those parts of the Project consisting of the footings and foundations, structural columns and beams, structural subfloors and bearing walls;

"Taxes" means all taxes, levies, rates, charges, duties, assessments (including assessments for local improvements or for benefits from public works, even though the improvements or works may have been begun or completed before the beginning of the Term, or may not be completed during the Term) and licence, permit or inspection fees that may be imposed, levied, rated, charged or assessed:

(a) on, in respect of, or against the Building Lands or the Building or any part of it, or

(b) against the Landlord in respect of or arising out of the leasing, use, occupation, operation or ownership of the Building Lands, the Building or any part of either, other than a business tax levied generally in respect of the Landlord's business, or

(c) on, in respect of, or against, or measured by, all or any part of revenues or profits specifically attributable to the Building Lands or the Building,

and all other taxes, levies, rates, charges, duties, assessments or payments, whether or not of the foregoing character, and whether or not in existence at the beginning of the Term,

(d) that may be imposed, levied, rated or assessed against or charged to the Landlord or Tenant in lieu of or in addition to any of the foregoing, or

(e) that may become a charge, lien or encumbrance against the Building or the Building Lands.

in every case, whether general or special, ordinary or extraordinary and whether levied, rated, charged or assessed by a municipal, regional, school, provincial, federal or other lawful taxing authority, together with all interest and penalties in respect thereof, and any of the above items may individually be referred to as a "Tax". Taxes does not include any general income, corporation, profits or excess profits taxes on the Landlord's income or capital or place of business taxes to the extent such taxes are not imposed, levied or assessed in lieu of any of the foregoing. If the system of taxation shall be altered or varied and any new tax shall be levied or imposed on the Landlord or the Lands in substitution for and/or in addition to Taxes levied or imposed upon the beginning of the Term, then any such new tax or levy shall be included in Taxes.

"Tenant" includes the heirs, executors, administrators, successors and assigns of the party of the second part; and

"Term" means the term of this Lease as specified in section 1.01(1), as extended from time to time as a result of any extension option, and of any renewal of it unless sooner terminated under the provisions of this Lease, and the expression "end of the Term" means the expiration or earlier termination of the Term.

SCHEDULE B
LEGAL DESCRIPTION OF BUILDING LANDS
(AND PROJECT LANDS, IF APPLICABLE)

Legal Description of Building Lands:

Lot 272
Plan 78650 of District Lots 312 and 351
Group 1
New Westminster District

Legal Description of Project Lands, if applicable:

SCHEDULE C
FLOOR PLAN(S) OF THE PREMISES



Parking
Loading Bay
Loading Bay
Parking
Loading Bay
CLIVEDEN AVE.
Loading Bay
Loading Bay
Parking
Loading Bay
B.C. RAIL SPUR
Parking

M: 74062 Documents AMS Homecare Inc - April 1, 2001.doc
Precedent Date: 08/01
Printed On: 25-Mar-01 2:05

SCHEDULE C-1



SCHEDULE D
RULES AND REGULATIONS

1. The Tenant shall not perform any acts or carry on any practice which may injure the Lands or be a nuisance to any other tenants of the Building or the Project.

2. The Tenant shall not burn any trash or garbage in or about the Premises or anywhere within the confines of the Lands.

3. The Tenant shall not keep or display any merchandise on or otherwise obstruct any part of the Lands except as is specifically permitted in the Lease.

4. Floors shall not be overloaded. Floor loading shall not exceed the maximum load permitted by the specifications of the Building.

5. All loading and unloading of merchandise, supplies, materials, garbage, refuse and other items shall be made only through or by means of such doorways as the Landlord shall designate in writing from time to time.

6. The Tenant shall in connection with its advertising in relating to the business carried on in the Premises use and promote the name of the Building or Project or such other name as the Landlord may from time to time designate and in using such name in any advertisement, sign, poster, printing or other writing the Tenant will print, write or designate the same in a manner to be determined from time to time by the Landlord and in no other manner. The Tenant shall not use such name in regard to any business other than its business upon the Premises. The Tenant agrees that it will not carry on or permit to be carried on any business in the Premises under a name or style other than its own name or call or permit the premises or any business carried on therein to be called any name other than its own name, without the prior written consent of the Landlord. The Tenant shall not do or allow anything to be done to create negative publicity for the Project, the Landlord, or any other tenant or occupant of the Project.

7. The Tenant shall, upon written notice from the Landlord, within five (5) days furnish the Landlord with the current licence plate number of any vehicle owned or used by employees of the Tenant.

8. The Tenant shall not bring upon the Premises any equipment, motor or other thing which might damage the Building. For greater certainty, the Tenant shall not bring upon the Premises any propane tanks, propane-equipped forklift trucks, or motor vehicles.

9. Garbage or refuse shall be placed in containers of a type approved by the Landlord inside the Premises and shall be removed only at such time or times as the Landlord shall from time to time advise the Tenant.

10. No merchandise, supplies, materials, garbage, refuse or other items shall be allowed to remain on any loading dock or common area.

11. No motor vehicles or trailers may be parked overnight at the Project.

SCHEDULE E
LANDLORD'S WORK AND TENANT'S WORK

<u>Landlord's Work:</u>

The Expansion premises shall be provided to AMS Homecare Inc. in the same configuration as currently exists with the exception that:

(a) the sliding door located in the general office area will be removed;

(b) the office area will be re-carpeted to tenants colour selection using the landlords standard grade of carpeting;

(c) the office area will be repainted to tenants colour selection, to a maximum of two colours;

(d) the existing board room will be divided into two rooms as per plan attached hereto as Schedule "B";

(e) a server room approximately 7'-0" by 6'-0" will be constructed complete with door; plywood mounting board and electrical outlet will be constructed as per plan attached hereto as Schedule "B";

(f) an office will be constructed adjacent to the server area complete with door as per plan attached hereto as Schedule "B";

(g) the existing window and adjacent door into the warehouse will be removed and the wall filled in; and

(h) the door separating the reception area from the remainder of the office will be removed.

<u>Tenant's Work:</u>

Any items not specifically included in the "Landlord's Work" above. The Tenant shall be permitted to undertake improvements within the Premises in accordance with the provisions of the Lease, including – but not limited to – the installation of signage at the Premises in accordance with the Landlord's signage criteria for the building.

SCHEDULE F
ENVIRONMENTAL MATTERS

1. <u>Representations and Warranties of Tenant</u>

Except as may be set out elsewhere in this Schedule, the Tenant represents and warrants as of the date of this Lease that:

(a) the Tenant has obtained all governmental approvals for its intended operation at the Premises required by any applicable Environmental Laws (as hereinafter defined);

(b) the Tenant intends to use at the Premises no hazardous, dangerous, toxic or harmful substances or materials, except for limited quantities of cleaning fluids, solvents, batteries or similar products or substances ordinarily used by the Tenant and necessary in the conduct of its business; and

(c) the Tenant is not subject to, has no notice or knowledge of, and is not required to give any notice of any Environmental Claim (as hereinafter defined) involving the Tenant and there are no conditions or occurrences which could form the basis for an Environmental Claim against the Tenant.

2. <u>Covenants</u>

The Tenant covenants and agrees that:

(a) the Tenant will not bring or permit to be brought or stored or caused to be discharged on the Project any hazardous, dangerous, toxic or harmful substances or materials, except for limited quantities of cleaning fluids, solvents, batteries or similar products or substances ordinarily used by the Tenant and necessary in the conduct of its business;

(b) the Tenant will not emit or discharge or permit to be emitted or discharged from the Project any Contaminant (as hereinafter defined);

(c) the Tenant shall conduct all its operations on the Project in compliance with all Environmental Laws and it shall conduct such operations in accordance with prudent practices aimed at preventing any adverse effects as same may be defined under the environmental protection legislation in effect in the province in which the Project is situate, and without limiting the generality of the foregoing, shall obtain all requisite permits issued by environmental agencies and authorities with respect to its operations on the Property;

(d) the Tenant shall promptly, at its own expense remove any hazardous, dangerous, toxic or harmful substances brought or permitted to be brought by it upon the Project in a manner that conforms with all laws and regulations covering the removal and movement of same;

(e) the Tenant shall, at its own expense, expeditiously remove, remediate, clean up and abate any Contaminant and remedy to the reasonable satisfaction of the Landlord any damage to the Project and any surrounding property caused by, the presence or removal of any hazardous, dangerous, toxic or harmful substances brought, or permitted to be brought by it, upon the Project or by the emission or discharge by it or anyone permitted by it to be on the Project, of any Contaminant on or from the Project.

(f) within five (5) business days notify the Landlord in writing of and provide any reasonably requested documents upon learning of any of the following which arise in connection with the Project:

(i) any liability for corrective action pursuant to any Environmental Laws;

(ii) any Environmental Claims;

(iii) any violation of an Environmental Law; or

(iv) any environmental health or safety condition which could materially impair the condition of the Property;

(g) upon the written request of the Landlord, timely provide a report of environmental site assessment of reasonable scope, form and depth by a consultant reasonably acceptable to the Landlord as to:

(i) any matter to the extent such matter arises during the Lease term and which may reasonably be believed by the Landlord to form the basis of an Environmental Claim in connection with the Project; and

(ii) the general environmental condition of the Premises within one hundred and eighty (180) days of the termination date of the Lease.

If such a requested environmental report is not delivered within seventy-five (75) days after receipt of the Landlord's request, then the Landlord may arrange for same. The reasonable cost of any assessment arranged for or by the Landlord pursuant to this provision shall be payable by Tenant on demand;

(h) allow the Landlord or its representatives from time to time at Landlord's reasonable discretion and expense to inspect the Premises and conduct an environmental site assessment (including invasive soil or ground water sampling), including, without limitation, to facilitate any other sale or lease of the Premises; and

(i) provide the Landlord financial assurances adequate to secure the eventual satisfaction of any of the Tenant's obligations pursuant to this Schedule which have not been satisfied as of the termination date.

3. **Indemnification**

The Tenant shall indemnify and hold harmless the Landlord from any losses, costs or damages (including without limitation, reasonable solicitor's fees and disbursements on a solicitor and his client basis and any penalties or fines) to the extent they arise from events or conditions occurring or existing on or after the commencement date of this Lease and relating to:

(a) the presence or disposal of any hazardous, dangerous, toxic or harmful substances or any Contaminant on the Premises;

(b) the operation or violation of any Environmental Law at the Premises;

(c) any Environmental Claim in connection with the Premises; or

(d) the inaccuracy of any representation or the breach by the Tenant of any warranty or covenant in this Schedule.

These indemnifications shall be binding upon the successors and assigns of the Tenant and enure to the benefit of the Landlord, its directors, officers, employees and agents and their successors and assigns and shall survive the expiration or termination of this Lease.

4. **Definitions**

In this Schedule:

(a) "Contaminant" means any solid, liquid, gas, offensive odour, heat, sound, vibration or radiation that results directly or indirectly from human activities that may cause an adverse environmental effect;

(b) "Environmental Claim" means any investigation, notice, violation, demand, activities, suit, injunction, order, consent decree, penalty, fine, lien, proceeding or claim arising, pursuant to, or in connection with, an actual or alleged violation of any Environmental Laws or the presence or removal of any hazardous, dangerous, toxic or harmful substances brought or permitted on the Project by the Tenant; and

(c) "Environmental Laws" means all federal, provincial and local statutes, laws, ordinances, regulations and orders relating to environmental matters.